                                                                  Exhibit 10.01


                          PURCHASE AND SALE AGREEMENT
                         AND JOINT ESCROW INSTRUCTIONS


                                       By
                                  And Between


                        LBWTC Real Estate Partners, LLC,
                      a Delaware limited liability company



                                   As Seller



                                      And

                           Triple Net Properties, LLC
                      a Virginia limited liability company



                                    As Buyer



                                   Regarding

                 One World Trade Center, Long Beach, California

                                  Dated As Of

                                October 22, 2003

                               TABLE OF CONTENTS


                                                                           Page

SECTION 1.  DEFINITIONS ....................................................  2

SECTION 2.  PURCHASE AND SALE OF PROPERTY ..................................  8

SECTION 3.  PURCHASE PRICE; PAYMENT; BUYER'S DEFAULT; LIQUIDATED
            DAMAGES ........................................................  8

SECTION 4.  ESCROW; CLOSING; COSTS ......................................... 10

SECTION 5.  PRORATIONS AND ASSUMPTION OF OBLIGATIONS........................ 14

SECTION 6.  REPRESENTATIONS AND WARRANTIES; CONDITION OF PROPERTY .......... 17

SECTION 7.  TITLE TO THE REAL PROPERTY; BUYER'S DUE DILIGENCE REVIEW ....... 21

SECTION 8.  INTERIM ACTIVITIES ............................................. 24

SECTION 9.  CONDITIONS PRECEDENT TO CLOSING ................................ 29

SECTION 10. BROKER ......................................................... 32

SECTION 11. REMEDIES FOR SELLER DEFAULT .................................... 32

SECTION 12. DAMAGE TO OR DESTRUCTION OF THE PROPERTY ....................... 34

SECTION 13. CONDEMNATION ................................................... 35

SECTION 14. NOTICES ........................................................ 36

SECTION 15. GENERAL PROVISIONS ............................................. 37



                                       i

                                    EXHIBITS

Exhibit A      Description of Land

Exhibit A-1    Site Plan

Exhibit B      Form of Bill of Sale

Exhibit C      Form of General Assignment

Exhibit D      Form of Grant Deed

Exhibit E      Schedule of Miscellaneous Agreements

Exhibit F      Form of Non-Foreign Person Certification

Exhibit G      Schedule of Service Contracts

Exhibit H      Schedule of Tenant Leases, Space Agreements and Rent Roll

Exhibit I Schedule of Leasing Commission and Tenant Improvement Allowances/Tenant Improvement Expenses

Exhibit J      Form of Seller's Estoppel

Exhibit K      Excluded Tangible Personal Property

Exhibit L      Form of Tenant Estoppel Certificate

Exhibit M      Form of Tenant Lease Assignment

Exhibit N      Form of Tenant Notification Letter

Exhibit O      Form of Subordination, Non-Disturbance and Attornment Agreement

Exhibit P      Pending Litigation

Exhibit Q      Pending Deals

Exhibit R      List of Due Diligence Materials

Exhibit S      Office/Hotel CC&R's

Exhibit T      Parking Easement Agreement

Exhibit U      Intentionally Omitted

Exhibit V      Intentionally Omitted

Exhibit W      Cost of Corridor Work on Remaining 3 Floors

                          PURCHASE AND SALE AGREEMENT
                         AND JOINT ESCROW INSTRUCTIONS
                  (World Trade Center Office/Retail Building)


     THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (the "Agreement") is made as of this 22nd day of October, 2003, by and between LBWTC Real Estate Partners, LLC ("Seller"), and the "Buyer" identified below in the Basic Provisions ("Buyer").

                         B A S I C   P R O V I S I O N S

     1. Buyer: Triple Net Properties, LLC, a Virginia limited liability company. Buyer's tax identification no. is 33-0802019.

     2.   Buyer's address is: 1551 N. Tustin Avenue, Ste. 650
                              Santa Ana, CA 92705
                              Attn: Alexander Vellandi
                              Facsimile No. (714) 667-6860

     3.   Buyer's Counsel:    David F. Belkowitz, Esq.,
                              Hirschler Fleischer
                              The Federal Reserve Bank Building
                              701 E. Byrd Street, 16th Floor
                              Richmond, Virginia 23219
                              Facsimile No. (804) 644-0957

     4.   Purchase Price:     One Hundred Thirteen Million Six Hundred
                              Forty Eight Thousand and 00/100 Dollars
                              (U.S. $113,648,000.00).

     5.   Due Diligence
          Period:             5:00 p.m. California time on October 31, 2003.

     6.   Scheduled Closing
          Date:               December 3, 2003.

     7.   Buyer's Broker:     Triple Net Properties Realty, Inc.

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                                   AGREEMENT

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are acknowledged, Seller and Buyer agree as follows:


                             SECTION 1. DEFINITIONS

     1.1  DEFINED TERMS.

          1.1.1 "Additional Deposit" has the meaning ascribed to it in Section 3.2.2.

          1.1.2 "Affiliate" of a party means an entity controlling, controlled by or under common control with such party. "Controlling, "controlled," and "control" shall mean the possession of the power to direct the management and policies of an entity through the ownership of voting securities. An Affiliate shall specifically not include a group of individuals or entities which form a tenancy-in-common arrangement to hold title to the Property.

          1.1.3 "Alternate Addressee" means a Buyer's Alternate Addressee or Seller's Alternate Addressee, as the case may be.

          1.1.4 "Basic Provisions" means the terms and information set forth on the immediately preceding page of this Agreement.

          1.1.5 "Bill of Sale" means a bill of sale in the form of EXHIBIT B, duly executed by Seller, conveying to Buyer the Tangible Personal Property.

          1.1.6 "Broadway/Magnolia Parking Agreement" has the meaning ascribed to it in Section 8.6.2.

          1.1.7 "Building" means the office/retail building, parking structure and other related improvements located on the Land and all fixtures attached thereto (including but not limited to all HVAC equipment, elevators, and electrical, plumbing, and mechanical systems owned by Seller).

          1.1.8 "Business Day" or "business day" means a day when Escrow Holder is open for business.

          1.1.9 "Buyer" means the party identified as "Buyer" in the Basic Provisions and any permitted assignee of or successor to Buyer's rights under this Agreement.

          1.1.10 "Buyer's Alternate Addressee" means the person identified as "Buyer's Alternate Addressee" in the Basic Provisions.

          1.1.11 "Buyer's Breach" has the meaning ascribed to it in SECTION 3.5.

          1.1.12 "Buyer's Broker" means the person identified as "Buyer's Broker" in the Basic Provisions.

     1.1.13 "Buyer's Counsel" means the law firm identified as "Buyer's Counsel" in the Basic Provisions.

     1.1.14 "CC&R's" has the meaning ascribed to  it in SECTION 8.7.

     1.1.15 "Close of Escrow" and "Closing" mean the recordation in the official records of Los Angeles County of the Grant Deed.

     1.1.16 "Closing Certificate" has the meaning ascribed to it in SECTION 6.2.

     1.1.17 "Closing Date" means the day on which Close of Escrow occurs.

     1.1.18 "Deposit" initially means the Initial Deposit and, at the time the Additional Deposit is required to be deposited pursuant to Section 3.2.2 below, shall also mean the Additional Deposit, together with all interest earned thereon and all interest earned on such interest while held by Escrow Holder.

     1.1.19 "Due Diligence Materials" means any documents provided by Seller to Buyer prior to the date hereof (a list of which is identified on EXHIBIT R attached hereto) or made available by Seller for review by Buyer.

     1.1.20 "Due Diligence Period" means the period commencing upon the mutual execution and delivery of this Agreement and ending on the date set forth in Paragraph 6 of the Basic Provisions.

     1.1.21 "Escrow" means the escrow opened with the Escrow Holder for the sale of the Property.

     1.1.22 "Escrow Holder" means Chicago Title Company, 16969 Von Karman, Irvine, CA 92606, Attn: Amy Hiraheta.

     1.1.23 "Escrow Instructions" has the meaning ascribed to it in SECTION 4.1.

     1.1.24 "General Assignment" means an assignment in the form of EXHIBIT C, executed by Seller and Buyer, assigning to Buyer all of Seller's right, title and interest in and to the Intangible Property.

     1.1.25 "Grant Deed" means a grant deed in the form of EXHIBIT D, executed and acknowledged by Seller, conveying the Real Property to Buyer.

     1.1.26 "Initial Deposit" has the meaning ascribed to it in Section 3.2.1.

     1.1.27 "Insured Casualty Notice" has the meaning ascribed to it in SECTION 12.1.1.

     1.1.28 "Intangible Property" means all of Seller's interest in and to (i) all licenses, permits and entitlements owned by Seller in connection with the construction, rehabilitation or operation of the Real Property in accordance with its current use, including but not limited to all temporary and final certificates of occupancy; (ii) any and all development rights, land use rights and other intangible property, rights, titles, interests, privileges and appurtenances owned by Seller and related to or used in connection with the Real Property or its operation; (iii) any and all warranties and guaranties of architects, engineers, contractors, subcontractors, suppliers or materialmen involved in the repair, construction, design, reconstruction or operation of the Real Property; (iv) Miscellaneous Agreements; and (v) Service Contracts.

          1.1.29  "Land" means the land described on EXHIBIT A.

          1.1.30 "Major Tenant" means a Tenant leasing from Seller at least one (1) full floor of office space in the Building.

          1.1.31  "Material Inaccuracy" has the meaning ascribed to it in
SECTION 6.2.

          1.1.32 "Miscellaneous Agreements" means the various agreements relating to the Property to which Seller is a party listed on EXHIBIT E, as well as other agreements (which are not Tenant Leases, Service Contracts or Space Agreements) entered into after the date of this Agreement, less such other agreements which are terminated after the date of this Agreement.

          1.1.33  "New Management Agreement" has the meaning ascribed to it in
Section 8.9.

          1.1.34 "Non-Foreign Person Certificate" means a certificate, executed under penalty of perjury by a Seller, in the form of EXHIBIT F.

          1.1.35  "Office/Hotel CC&R's" has the meaning ascribed to it in
SECTION 8.7.

          1.1.36 "Pacific Standard Time" means Pacific Standard Time in effect in Los Angeles, California, as adjusted for Daylight Savings for those days of the year affected thereby.

          1.1.37 "Parking Agreements" shall mean the Tri-Party Parking Agreement and Broadway/Magnolia Parking Agreement.

          1.1.38 "Parking Easement Agreement" has the meaning ascribed to it in SECTION 8.7.

          1.1.39 "Parking Owner" shall mean the owner of the properties identified as the "Broadway Parking" and "Magnolia Parking" on the site plan attached hereto as EXHIBIT A-1.

          1.1.40 "Parking Related Restrictions" has the meaning ascribed to it in SECTION 8.8.

          1.1.41 "Past-Due Amounts" has the meaning ascribed to it in SECTION 5.2.3.

          1.1.42  "Pending Deals" has the meaning ascribed to it in SECTION
8.3.1.

     1.1.43 "Permitted Title Exceptions" has the meaning ascribed to it in
SECTION 7.1.2.

     1.1.44 "Person" means any natural person, partnership, corporation, association or other legal entity.

     1.1.45 "Personal Property" means the Tangible Personal Property and Intangible Property.

     1.1.46 "Preliminary Title Report" means that certain preliminary title report dated as of May 17, 2003, issued by Chicago Title Company and identified as Order No. 31057294A.

     1.1.47 "Property" means the Real Property, the Personal Property and Tenant Leases.

     1.1.48 "Proration Time" means 12:00 A.M. (Pacific Standard Time) on the Closing Date.

     1.1.49 "Purchase Price" means the amount set forth as the "Purchase Price" in the Basic Provisions.

     1.1.50 "Real Property" means the Land, the Building and all rights, rights of way, easements, water or littoral rights, all minerals, oil, gas and other hydrocarbon substances, development rights and air rights appurtenant to or used in connection with the Land and Building, and Seller's right, title and interest in and to all streets, alleys, strips and gores abutting the Land.

     1.1.51 "Records and Plans" means all financial records showing income and expenses of the Building, Tenant files, records of Building operations, and all building plans, specifications and drawings, engineering, soils and geologic reports, surveys and other similar documents in Seller's possession or control prepared or used in connection with the construction, maintenance, repair, management or operation of the Building, excluding, however, any attorney-client privileged communications or work product, any documents which Seller is prohibited from disclosing to Buyer by any confidentiality agreement with a third party and any proprietary manuals, forms, other documents and software of Seller or any of its subsidiaries or affiliates.

     1.1.52 "Released Parties" has the meaning ascribed to it in SECTION 6.3.3.

     1.1.53 "Schedule of Service Contracts" means the list of Service Contracts attached as EXHIBIT G.

     1.1.54 "Schedule of Tenant Leases, Space Agreements and Rent Roll" means the list of Tenant Leases and Space Agreements and Rent Roll attached as EXHIBIT H.

     1.1.55 "Scheduled Closing Date" means the date identified as the "Scheduled Closing Date" in the Basic Provisions, or such later date to which the final date for Close of Escrow shall be extended pursuant to this Agreement.

     1.1.56 "Seller" means LBWTC Real Estate Partners, LLC, a Delaware limited liability company.

     1.1.57 "Seller's Alternate Addressee(s)" means the person or persons designated as such in SECTION 14.1.

     1.1.58 "Seller's Counsel" means the law firm of Jeffer, Mangels, Butler & Marmaro LLP, acting by or through Scott M. Kalt, Esq. or Jeffrey E. Steiner, Esq.

     1.1.59  "Seller's Default" has the meaning ascribed to it in SECTION
11.1.1.

     1.1.60 "Seller's Estoppel" means an estoppel certificate of Seller in the form of EXHIBIT J, respecting one or more Tenant Leases.

     1.1.61 "Service Contracts" means any and all service contracts, art contracts, leasing listing agreements, landscaping contracts, equipment leases, maintenance agreements, open purchase orders, construction contracts and other contracts for the provision of labor, services, materials or supplies to or for the benefit of the Real Property, which are shown on the Schedule of Service Contracts or which are entered into after the date of this Agreement and are either approved by Buyer in writing or are terminable by the owner of the Property without cause and without penalty on no more than thirty (30) days notice, together with all supplements, amendments and modifications thereto shown on the Schedule of Service Contracts or approved by Buyer in writing.

     1.1.62 "Space Agreements" means the storage space agreements, telecommunications facility licenses, location agreements and other licenses and agreements for use or occupancy of space in the Real Property which (a)(i) are described as Space Agreements on the Schedule of Tenant Leases, Space Agreements and Rent Rolls or (ii) are entered into after the date of this Agreement in the ordinary course of Seller's operation of the Real Property and are either approved by Buyer in writing, terminate no more than thirty (30) days after the Closing or are terminable by the owner of the Property without cause and without penalty on no more than thirty (30) days notice, and (b) remain in effect as of the Closing. Tenant Leases are not included in the Space Agreements.

     1.1.63 "Space Agreement Occupants" means the parties to the Space Agreements having rights to use or occupy portions of the Real Property.

     1.1.64  "Tangible Personal Property" means all (i) Records and Plans; and
(ii) all depreciable personal property and all other tools, supplies, artwork, furniture, furnishings, machinery, equipment and other tangible personal property owned or leased by Seller in connection with the ownership, operation or maintenance of the Property, excluding those items, if any, set forth on EXHIBIT K and any replacements or additions thereto made between the date of this Agreement and the Closing.

     1.1.65 "Tenants" means the tenants leasing space in the Building pursuant to the Tenant Leases.

     1.1.66  "Tenant Deposits" means all security deposits paid by Tenants.

          1.1.67 "Tenant Estoppel Certificate" means an estoppel certificate duly executed by a Tenant in substantially the form of EXHIBIT L (or, if a form of estoppel certificate is attached to a Tenant Lease, on such other form), dated no more than thirty (30) days prior to the Closing Date, provided that the estoppel certificate for any GSA lease shall be in the form prepared by the GSA.

          1.1.68 "Tenant Lease Assignment" means an assignment in the form of EXHIBIT M, duly executed by Seller and Buyer, assigning to Buyer the rights of Seller in, to and under the Tenant Leases, Tenant Deposits and Space Agreements.

          1.1.69 "Tenant Leases" means all leases for the occupancy of space in the Building shown on the Schedule of Tenant Leases, Space Agreements and Rent Roll, all leases entered into after the date of this Agreement and all supplements, amendments and modifications thereto which are Pending Deals or which are approved in writing by Buyer, less any leases which are terminated after the date of this Agreement. Space Agreements are not included in the Tenant Leases.

          1.1.70 "Tenant Notification Letter" means a letter from Seller addressed to a Tenant, in the form attached as EXHIBIT N respecting the transfer of the Property and delivery of the Tenant Deposit of such Tenant to Buyer.

          1.1.71  "Termination Notice" has the meaning ascribed to it in
SECTION 3.5.

          1.1.72  "Title Company" means Chicago Title Company.

          1.1.73  "Title Documents" has the meaning ascribed to it in SECTION
7.1.
          1.1.74  "Title Policy" has the meaning ascribed to it in SECTION
9.1.4.

          1.1.75  "Title Review Period" has the meaning ascribed to it in
SECTION 7.1.

          1.1.76 "To Seller's knowledge" means the actual knowledge without inquiry or investigation of Kam Babaoff, but (a) shall not mean such individuals are charged with knowledge of the acts, omissions, and/or knowledge of the predecessors in title to the Property or with knowledge of the acts, omissions and/or knowledge of Seller's agents or employees; and (b) shall not mean information or material which may be in the possession of Seller generally or incidentally, but which is not actually known to the individuals named above. None of the persons named above in this SECTION 1.1.75 shall have any personal liability based upon this Agreement, including but not limited to Seller's warranties and representations contained in this Agreement.

          1.1.77 "Tri-Party Parking Agreement" has the meaning ascribed to it in SECTION 8.6.1.

          1.1.78  "Uninsured Casualty Notice" has the meaning ascribed to it in
SECTION 12.2.1.


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
          1.1.79 "Uninsured Estimate to Repair" has the meaning ascribed to it in SECTION 12.2.1.

     1.2 OTHER DEFINITIONAL PROVISIONS. The terms "hereof," "hereto," "hereunder" and similar terms when used in this Agreement shall refer to the Agreement generally, rather than to the section in which such term is used, unless otherwise specifically provided. Unless the context otherwise requires, any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

                                   SECTION 2.
                         PURCHASE AND SALE OF PROPERTY

          On the terms and subject to the conditions of this Agreement, Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller and to assume certain of Seller's obligations arising out of or relating to the Property, as hereinafter provided.

                                   SECTION 3.
                            PURCHASE PRICE; PAYMENT;
                      BUYER'S DEFAULT; LIQUIDATED DAMAGES

     3.1 PURCHASE PRICE. The purchase price for the Property shall be the Purchase Price.

     3.2 PAYMENT; DEPOSIT. The Purchase Price shall be payable by Buyer to Seller as follows:

          3.2.1 Concurrently with the execution and delivery of this Agreement, Buyer shall deliver to Escrow Holder in cash or other immediately available funds the sum of One Million and 00/100 Dollars ($1,000,000.00) as Buyer's Initial Deposit, which Initial Deposit shall, after the expiration of the Due Diligence Period, be nonrefundable to Buyer (unless the sale of the Property fails to close solely as a result of a default by Seller under this Agreement);

          3.2.2 Provided that Buyer has not terminated this Agreement pursuant to the term hereof on or before the expiration of the Due Diligence Period, then within one (1) business day following the expiration of the Due Diligence Period, Buyer shall deliver to Escrow Holder an additional Two Million and 00/100 Dollars ($2,000,000.00) (the "Additional Deposit"), which, together with the Initial Deposit, shall be immediately released by Escrow Holder to Seller. The Initial Deposit and the Additional Deposit shall be non-refundable to Buyer (unless the sale of the Property fails to close solely as a result of a default by Seller under this Agreement); and

          3.2.3 At least one (1) business day prior to the Scheduled Closing Date, Buyer shall deliver to Escrow Holder in cash or other immediately available funds an amount equal to the balance of the Purchase Price, plus such additional amounts as may be required to pay Buyer's costs and expenses and all other sums to be paid by Buyer through the Escrow, less any credits to which Buyer is entitled, including proration credits. Such deposit shall be invested by Escrow Holder, if Buyer so directs, pursuant to SECTION 3.4.

     3.3 APPLICATION OF DEPOSIT TO PURCHASE PRICE. At the Close of Escrow, the Deposit shall be credited against the Purchase Price.

     3.4 INVESTMENT OF ESCROWED FUNDS. Escrow Holder shall invest and reinvest the Deposit and any other funds deposited by Buyer in the Escrow only in bonds, notes, Treasury bills or other securities constituting direct obligations of, or fully guaranteed by, the United States of America (and provided, further, that such direct obligations or guarantees, as the case may be, are entitled to the full faith and credit of the United States of America) or such other investments as Buyer may direct and Seller may approve, until the earlier of (i) Close of Escrow, or (ii) payment of the Deposit to Seller or Buyer pursuant to any other provision of this Agreement, if this Agreement is terminated prior to the Close of Escrow. Unless Seller is entitled to receive the Deposit as liquidated damages pursuant to SECTION 3.5, any interest earned on and included in the Deposit shall inure to the benefit of Buyer.

     3.5 DEFAULT BY BUYER; LIQUIDATED DAMAGES. IF BUYER BREACHES ANY OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND FAILS TO CURE SUCH BREACH ON OR BEFORE THE EARLIER OF THE SCHEDULED CLOSING DATE OR THREE (3) BUSINESS DAYS AFTER RECEIPT OF NOTICE FROM SELLER OR ESCROW HOLDER OF SUCH BREACH (EXCEPT THAT NO NOTICE SHALL BE NECESSARY OR CURE PERIOD AVAILABLE TO BUYER FOR A FAILURE OF BUYER TO DEPOSIT THE BALANCE OF THE PURCHASE PRICE WHEN REQUIRED UNDER SECTION 3.2 OR ANY DOCUMENTS REQUIRED TO BE DEPOSITED BY BUYER UNDER SECTION 4.3.1) (A "BUYER BREACH"), AND IF SELLER IS NOT IN BREACH OF ANY OBLIGATION UNDER THIS AGREEMENT WHICH CAUSES A CLOSING CONDITION IN FAVOR OF BUYER NOT TO BE SATISFIED, THEN UPON UNILATERAL WRITTEN NOTICE OF TERMINATION (A "TERMINATION NOTICE") FROM SELLER TO BUYER AND ESCROW HOLDER, NOTWITHSTANDING ANY CONTRARY DEMAND OR INSTRUCTIONS OF BUYER OR ANY THIRD PARTY, THE ESCROW AND THIS AGREEMENT SHALL TERMINATE, AND THE DEPOSIT SHALL BE PAID TO SELLER AS LIQUIDATED DAMAGES, WHICH SHALL BE SELLER'S SOLE REMEDY AT LAW OR IN EQUITY FOR THE BUYER BREACH. HOWEVER, NOTHING IN THIS SECTION 3.5 SHALL BE CONSTRUED TO RELIEVE BUYER OF ANY LIABILITY UNDER ANY INDEMNIFICATION PROVISIONS CONTAINED IN THIS AGREEMENT. FURTHERMORE, BUYER AGREES THAT THE LIQUIDATED DAMAGES SUM SHALL BE IN ADDITION TO AND SHALL NOT BE DEEMED TO INCLUDE ATTORNEYS' FEES WHICH MAY BECOME DUE TO SELLER PURSUANT TO SECTION 15.7 HEREOF.

          THE PARTIES ACKNOWLEDGE AND AGREE BY INITIALING THIS SECTION 3.5 THAT IF A BUYER BREACH OCCURS AND IF, AS A RESULT OF SUCH BUYER BREACH, CLOSE OF ESCROW FAILS TO OCCUR ON OR BEFORE THE SCHEDULED CLOSING DATE, SELLER WILL INCUR CERTAIN COSTS AND OTHER DAMAGES IN AN AMOUNT THAT WOULD BE EXTREMELY DIFFICULT OR IMPRACTICAL TO ASCERTAIN; AND THE DEPOSIT BEARS A REASONABLE RELATIONSHIP TO THE DAMAGES WHICH THE PARTIES ESTIMATE MAY BE SUFFERED BY SELLER BY REASON OF FAILURE OF THE CLOSE OF ESCROW SO TO OCCUR.

INITIALS
          --------------------------   -----------------------------------
                    Seller                           Buyer



                                   SECTION 4.
                             ESCROW; CLOSING; COSTS

     4.1 ESCROW. The purchase and sale of the Property shall be consummated through the Escrow. Immediately upon the execution of this Agreement, the parties shall deposit a copy of this Agreement with Escrow Holder. This Agreement shall constitute the escrow instructions for the transfer of the Property (the "ESCROW INSTRUCTIONS"). In the event of any conflict between this Agreement and the general provisions of Escrow Holder attached as EXHIBIT O, this Agreement shall control. If any requirements relating to the duties or obligations of Escrow Holder are not acceptable to Escrow Holder, or if Escrow Holder requires additional instructions, the parties shall make such deletions, substitutions and additions to the Escrow Instructions as Buyer's Counsel and Seller's Counsel shall mutually approve and which do not substantially alter this Agreement or its intent. Written instructions from Seller's Counsel, in the case of Seller, or from Buyer's Counsel, in the case of Buyer, shall be accepted by Escrow Holder and shall be binding upon the party whose counsel gave such instructions to Escrow Holder.

     4.2 SELLER'S DELIVERIES TO ESCROW HOLDER.

     4.2.1 Seller shall deliver to Escrow Holder prior to the Scheduled Closing Date the following documents duly executed and where applicable, acknowledged by Seller, each of which shall be undated and the delivery of each of which shall be a condition precedent to the Close of Escrow:

          4.2.1.1 Grant Deed. The Grant Deed;

          4.2.1.2 Tenant Lease Assignment. The Tenant Lease Assignment;

          4.2.1.3 General Assignment. The General Assignment;

          4.2.1.4 Bill of Sale. The Bill of Sale;

          4.2.1.5 Non-Foreign Person Certificate. A Non-Foreign Person Certificate from Seller;

          4.2.1.6 Tenant Notification Letters. The Tenant Notification Letter, which shall be duplicated for purposes of delivery to each Tenant;

          4.2.1.7 Parking Agreements. The Parking Agreements;

          4.2.1.8 CC&R's.

               (a) The Office/Hotel CC&R's; and

               (b) The Parking Easement Agreement.


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
               4.2.1.9   Closing Certificate.  The Closing Certificate;

               4.2.1.10  Management Agreement.  The New Management Agreement;
and

               4.2.1.11 Other. Any other incidental documents, not otherwise expressly provided for herein, reasonably required by Buyer or the Escrow Holder to consummate the purchase and sale of the Property, provided that Seller is given written notice by Buyer or Escrow Holder of the requirement of the incidental documents within a reasonably sufficient time in advance of the Scheduled Closing Date.

          4.2.2 Escrow Holder is authorized to use the foregoing documents to effect Closing, as provided in SECTION 4.7, when Escrow Holder receives all funds and documents required hereunder to be delivered by Buyer.

     4.3  BUYER'S DELIVERIES TO ESCROW HOLDER.

          4.3.1 Buyer shall deliver to Escrow Holder prior to the Scheduled Closing Date the following funds and documents duly executed and where appropriate, acknowledged, by Buyer, each of which shall be undated and the delivery of each of which shall be a condition precedent to the Close of Escrow:

               4.3.1.1 Funds. The Funds required by SECTION 3.2.3 of this Agreement;

               4.3.1.2   Tenant Lease Assignment.  The Tenant Lease Assignment;

               4.3.1.3   General Assignment. The General Assignment;

               4.3.1.4   Parking Agreements.  The Parking Agreements;

               4.3.1.5   The Parking Easement Agreement;

               4.3.1.6   Management Agreement.  The New Management Agreement;
and

               4.3.1.7 Other. Any other incidental documents, not otherwise expressly provided for herein, reasonably required by Seller or the Escrow Holder to consummate the purchase and sale of the Property, provided that Buyer is given written notice by Seller or Escrow Holder of the requirement of the incidental documents within a reasonably sufficient time in advance of the Scheduled Closing Date.

          4.3.2. Escrow Holder is authorized to use the foregoing documents and funds to effect the Closing, as provided in SECTION 4.7, when (i) Escrow Holder holds for the account of Buyer the documents required to be delivered by Seller to Escrow Holder; and (ii) the Title Company can and will issue the Title Policy concurrently with the Closing.

     4.4 SELLER'S DELIVERIES TO BUYER. After the Close of Escrow, Seller shall promptly deliver to Buyer the following documents.

          4.4.1 Tenant Leases/Tenant Deposits. The original Tenant Leases (or if not available, the best available copies), and the originals of the Tenant Deposits which are evidenced by letters of credit or escrow agreements and if necessary to enable Buyer to realize or draw upon same, consents of the applicable Tenants and financial institutions or replacement letters of credit or escrow agreements in favor of Buyer;

          4.4.2 Space Agreements, Service Contracts and Miscellaneous Agreements. The originals, or if not available, the best available copies of the Space Agreements, Service Contracts and Miscellaneous Agreements;

          4.4.3 Intangible Property. The originals, or if not available, the best available copies of the Intangible Property; and

          4.4.4 Records and Plans. The originals, or if not available, the best available copies of Records and Plans.

          The documents described in this SECTION 4.4 shall be deemed to be appropriately delivered if left in the Building.

     4.5 POSSESSION. Seller shall deliver possession of the Property to Buyer at the Close of Escrow free and clear of all leases, tenancies and occupancies, except for the Tenants under the Tenant Leases (including their subtenants), the Space Agreement Occupants under the Space Agreements, and any rights of occupancy granted in the Permitted Title Exceptions.

     4.6 EVIDENCE OF AUTHORIZATION. At the Close of Escrow, each party shall deliver to the other party an opinion of its counsel or other evidence in form and content reasonably satisfactory to the other party that (a) the party is duly organized and validly existing under the laws of the state of its organization and has the power and authority to enter into this Agreement, (b) this Agreement and all documents delivered pursuant hereto have been duly executed and delivered by the party, and (c) the performance by the party of its obligations under this Agreement have been duly authorized by all necessary corporate or other action.

     4.7  CLOSE OF ESCROW.

          4.7.1     The Escrow shall close on or before the Scheduled Closing
Date.

          4.7.2 Provided that Escrow Holder has not received from either party written notice of the failure of any condition precedent specified in
SECTION 9 to the obligations of such party (or any previous such notice has been withdrawn), then when the parties have each deposited into the Escrow the documents and funds required by this Agreement and the Title Company can issue the Title Policy at the Close of Escrow, Escrow Holder shall:

                    4.7.2.1   Prepare Escrow closing statements;

                    4.7.2.2 Insert the Closing Date as the date of any undated document to be delivered through Escrow;

          4.7.2.3 Cause the Office/Hotel CC&R's, Parking Easement Agreement and Grant Deed to be recorded, in that order, in the official records of Los Angeles County;

          4.7.2.4 Deliver to Buyer the documents deposited into the Escrow for delivery to Buyer at the Close of Escrow, and any funds deposited by Buyer in excess of the amount required to be paid by Buyer;

          4.7.2.5 Deliver to Seller all sums to be received by Seller from Buyer through Escrow at the Close of Escrow less all amounts to be paid by Seller for Escrow Holder's fees and expenses and all amounts paid by Escrow Holder in satisfaction of liens and encumbrances on the Real Property pursuant to the instruction of Seller, and the documents deposited into the Escrow for delivery to Seller at the Close of Escrow;

          4.7.2.6 Cause the Title Policy to be issued by the Title Company; and

          4.7.2.7 Mail the Tenant Notification Letters to the Tenants by certified mail, return receipt requested.

     4.8 COSTS OF ESCROW. Costs of the Escrow shall be allocated as follows:

          4.8.1 Buyer and Seller shall each pay one-half (1/2) of the Escrow fees.

          4.8.2 Buyer shall pay the fee for recording the Grant Deed, Office/Hotel CC&R's and Parking Easement Agreement and the premiums for the Title Policy and any title endorsements requested by Buyer in excess of the cost of a CLTA owner's policy of title insurance in the amount of the Purchase Price without endorsements.

          4.8.3 Seller shall pay all documentary transfer taxes imposed upon the conveyance of the Real Property to Buyer and the premium for a CLTA owner's policy of title insurance in the amount of the Purchase Price (excluding any endorsements requested by Buyer).

          4.8.4 Any other costs incurred through the Escrow shall be apportioned in the manner customary in escrows of Escrow Holder in Los Angeles County.

          4.8.5 If the Escrow fails to close on or before the Scheduled Closing Date for any reason whatsoever, including, without limitation, a failure of a condition precedent set forth in SECTION 9, the Escrow Holder's charges, including cancellation costs, shall be borne by the party who failed to perform an applicable condition precedent, or, if neither or both parties have failed so to perform, such costs shall be divided equally between Buyer and Seller.

     4.9 OTHER COSTS. Except as otherwise expressly provided to the contrary in this Agreement, each party shall pay all of its own legal, accounting and consulting fees and other costs and expenses incurred in connection with this Agreement, including but not limited to costs of due diligence. If Buyer or the Title Company requires any survey work in addition to the survey, if any, previously prepared for Seller, Buyer shall bear the expense of such additional survey work.

     4.10 MAINTENANCE OF CONFIDENTIALITY BY ESCROW HOLDER. Except as may otherwise be required by law or by this Agreement, Escrow Holder shall maintain in strict confidence and not disclose to anyone the existence of the Escrow, the identity of the parties thereto, the amount of the Purchase Price, the provisions of this Agreement or any other information concerning the Escrow or the transactions contemplated hereby, without the prior written consent of Buyer and Seller.

                                   SECTION 5.
                    PRORATIONS AND ASSUMPTION OF OBLIGATIONS

     5.1 GENERAL. Except as otherwise expressly provided in this Agreement, all income, receivables expenses and payables of the Property hereafter described in this SECTION 5 shall be apportioned equitably between the parties as of the Proration Time. The obligation to make apportionments shall survive Closing for a period of six (6) months.

     5.2  GENERAL AND SPECIFIC PRORATIONS

          5.2.1 Except as otherwise provided in this SECTION 5, the following items shall be apportioned:

                 5.2.1.1 Monthly rent, escalation charges for Building expenses, parking fees, parking validation coupons and other charges paid or owed by Tenants and Space Agreement Occupants. Regularly scheduled payments due from Tenants and Space Agreement Occupants and billed but unpaid amounts owed by Tenants and Space Agreement Occupants which are no more than thirty (30) days past due as of the Close of Escrow shall be prorated as if paid and credited to Seller, and Buyer shall be entitled to such amounts from the Tenants and Space Agreement Occupants if and when collected. Amounts due and owing from Tenants and Space Agreement Occupants which are more than thirty
(30) days past due shall be handled under SECTION 5.2.3;

               5.2.1.2 Transferable annual permits, licenses, and/or inspection fees, if any; and

               5.2.1.3 Utility charges levied against Seller or the Property. Seller shall use due diligence to cause all utilities furnished to the Property, including, but not limited to, electricity, gas, water and sewer, to be read the day prior to the Proration Time. Seller shall be responsible for paying all costs and charges therefor for the period prior to the Proration Time, and Buyer shall be responsible for paying all such costs and charges from and after the Proration Time.

               5.2.1.4 All income, receivables, expenses and payables of the Property which are not specifically referenced herein but which shall continue after the Close of Escrow.

          5.2.2 Real and personal property taxes, assessments and special district levies shall be prorated for the tax fiscal year in which the Closing Date occurs on the basis of the then most current available tax bills, Seller being charged through the day prior to the Closing Date and Buyer with the closing Date and thereafter.

     5.2.3 If at Closing there are any rents, parking fees or other charges owed by Tenants or Space Agreement Occupants which are more than thirty (30) days past due (the "PAST-DUE AMOUNTS"), Seller shall not receive a credit to Seller's account in the amount of its share of the Past-Due Amounts. On or before the Closing, Seller shall certify the amount of the Past-Due Amounts to Buyer. Following the Closing, Buyer shall use reasonable efforts (which shall not be deemed to require commencement of litigation or termination of Tenant Leases or Space Agreements) to collect Past Due Amounts. After Closing, if Buyer receives payments of rent or other sums from Tenants or Space Agreement Occupants, Buyer shall be entitled to apply such payments to rent or other sums presently due Buyer (with any remainder to be paid to Seller within thirty (30) days after receipt). If any Past Due Amounts are not collected within ninety
(90) days after the Closing, Seller at Seller's expense, may seek collection and retain the proceeds of such Past Due Amounts but shall have no right to terminate any Tenant Leases or Space Agreements or any parties' rights to possession or use thereunder.

     5.2.4 Except as otherwise provided in SECTION 5.2.1.1, escalation charges for Building expenses owed by Tenants shall be prorated as and when collected. If, after Closing, Buyer shall receive any escalation charges, percentage rent payments or other revenues which are attributable in whole or in part to any period prior to Closing and which are due Seller under the Tenant Lease in question, Buyer shall within thirty (30) day after receipt remit such amount to Seller. All collections of such escalation charges, percentage rent payments or other revenues shall be apportioned between Buyer and Seller based upon the allocation thereof equally over the period for which they are attributable. If based upon its estimated payments on account of escalations or percentage rent, any Tenant is entitled to be reimbursed for the excess of such estimated payments over the Tenant's actual shares of escalations or percentage rent obligations, as the case may be, then Seller shall reimburse to Buyer the portion of such excess attributable to the period prior to the Close of Escrow within thirty (30) days after receipt of a written request therefor from Buyer.

     5.2.5 Security Deposits, plus accrued interest, if any, payable thereon to Tenants, and any other deposit shall be credited (or assigned) to Buyer. If any tenant security deposits are in the form of letters of credit or other financial instruments (the "Non-Cash Security Deposits"), Seller will, at Closing, cause Buyer to be named as beneficiary under the Non-Cash Security Deposits or to assign the Non-Cash Security Deposits to Buyer with any necessary consents of third parties to the assignment obtained. Buyer will not receive a credit against the Purchase Price for the Non-Cash Security Deposits. If Buyer cannot be named the beneficiary under any of the Non-Cash Security Deposits as of the Closing Date or any of the Non-Cash Security Deposits cannot be assigned to Buyer with all necessary consents of third parties to the assignment obtained as of the Closing Date, an escrow shall be established with Escrow Agent at Closing in an amount equal to all Non-Cash Security Deposits under which Buyer is not the beneficiary as of the Closing Date or the assignment with consents has not occurred as of the Closing Date, and the funds in the escrow in the amount of a Non-Cash Security Deposit shall be released to Seller as and when Buyer is named as beneficiary under that Non-Cash Security Deposit and it is assigned to Buyer with all necessary consents to the assignment obtained. Escrow Agent shall be instructed to invest the funds in escrow for the benefit of Seller, and any interest earned thereon may be withdrawn by Seller from time to time. On or before the Closing, the parties shall execute and deliver any escrow instructions in form and content reasonably approved by Seller and Buyer as may be necessary in connection with such escrow of funds.

          5.2.6 Except as otherwise specifically provided herein, all income, receivables, expenses and payables of the Property which cannot be ascertained with certainty as of the Proration Time shall be prorated on the basis of Seller's reasonable estimates of such amounts and shall be subject to a final proration thirty (30) days after the Closing Date, or as soon thereafter as the precise amounts can reasonably be ascertained. Either party owing money to the other based on any adjustments to the prorations shall promptly pay such sum within ten (10) days after mutual agreement of the amount due. All prorations, unless otherwise provided herein, shall be on an accrual basis and based upon actual elapsed calendar days.

     5.3 LEASING COMMISSIONS AND TENANT IMPROVEMENTS. Except as may otherwise be set forth on the schedule attached hereto as EXHIBIT I, commissions of leasing agents and tenant improvement allowances/tenant improvement expenses for any Tenant Leases entered into prior to the date of this Agreement shall be the responsibility of Seller (except that to the extent identified in any Tenant Leases or other documents provided to or made available to Buyer, Seller shall have no responsibility for the payment of commissions which relate to any future expansion or lease renewal or extension or take down of space which occurs after the Close of Escrow, nor shall Seller be responsible for the payment of any tenant improvement allowance/tenant improvement expenses or refurbishment allowances which are not due and owing as of the Close of Escrow, and Buyer shall be solely responsible for all of the same). Except as may otherwise be set forth on the schedule attached hereto as EXHIBIT I, commissions of leasing agents and tenant improvement allowances/tenant improvement expenses for any Tenant Leases entered into on or subsequent to the date of this Agreement, whether with respect to base lease term, future expansions, renewals, or otherwise, shall be prorated between Seller and Buyer based upon the portions of the lease term which occur prior to (which shall be the obligation of Seller) and after (which shall be the obligation of Buyer) the Close of Escrow.

     5.4 TENANT LEASES. At the Close of Escrow, pursuant to the Tenant Lease Assignment, Buyer shall assume all of the obligations of Seller under the Tenant Leases and Space Agreements, if any, arising from and after the Close of Escrow.

     5.5 SERVICE CONTRACTS AND OTHER INTANGIBLE PROPERTY. At the Close of Escrow, Seller shall assign to Buyer, pursuant to the General Assignment, all right, title and interest of Seller in and to the Service Contracts, Miscellaneous Agreements and other Intangible Property, and Buyer shall assume all of the obligations of Seller under the Miscellaneous Agreements and Service Contracts arising from and after the Close of Escrow.


     5.6 CREDIT FOR REMAINING RENOVATION WORK. Buyer acknowledges that Seller has performed or is in the process of performing the Corridor Work (defined below) in the Building. The term "Corridor Work" shall mean the common area corridor work currently being performed, recently performed or contemplated to be performed on eight (8) floors within the Building (five (5) of which floors have been completed or are currently under construction and the remaining three
(3) floors of which have yet to be commenced). With respect to the five (5) floors which have been completed or are currently under construction, to the extent all five (5) floors have not been fully renovated as of the Close of Escrow, Seller shall have the right to complete such work post-closing, at Seller's expense, and Buyer shall provide Seller with reasonable access and otherwise cooperate with Seller in connection with Seller's efforts to complete the same. With respect to the remaining three
(3) floors for which the renovation work has yet to commence, Buyer shall receive a credit against the Purchase Price for the cost to perform the Corridor Work on such three (3) floors (which cost is identified on Exhibit W attached hereto). In connection therewith, as of the Close of Escrow, Buyer shall assume all of Seller's obligations under any construction contracts relating to the completion of the Corridor Work with respect to such remaining three (3) floors.

                                   SECTION 6.
             REPRESENTATIONS AND WARRANTIES; CONDITION OF PROPERTY

     6.1 OF BUYER. As an inducement to Seller to enter into this Agreement, Buyer hereby represents, warrants and covenants to Seller as follows.

          6.1.1 POWER AND AUTHORITY. Buyer is duly organized and validly existing under the State of its organization. Buyer has the power and authority to carry on its present business, to enter into this Agreement and to consummate the transactions herein contemplated; neither the execution and delivery hereof by Buyer nor the performance by Buyer of Buyer's obligations hereunder nor the performance by Buyer of Buyer's obligations hereunder will violate or constitute an event of default under any material terms or material provisions of any material agreement, document, instrument judgment, order or decree to which Buyer is a party or by which Buyer is bound.

          6.1.2 AUTHORIZATION; VALID OBLIGATION. All proceedings required to be taken by or on behalf of Buyer to authorize Buyer to make, deliver and carry out the terms of this Agreement have been or will be duly taken prior to the Scheduled Closing Date. No consent to the execution, delivery and performance of this Agreement is required from any partner, board of directors, shareholders, creditor, investor, judicial or administrative body, governmental authority or other person, other than any such consent which already has been unconditionally given. This Agreement is a valid and binding obligation of Buyer enforceable in accordance with its terms, except as the same may be affected by bankruptcy, insolvency, moratorium or similar laws, or by legal or equitable principles relating to or limiting the rights of contracting parties generally.

          6.1.3 CONFIDENTIALITY. Buyer shall hold as confidential all information concerning Seller or the Property disclosed in connection with this transaction; and Buyer shall not, prior to the Close of Escrow, release any such information relating to Seller or the Property to third parties without Seller's prior written consent, except (i) pursuant to a court order requiring such release or as otherwise may be required by law, (ii) from and after the end of the Due Diligence Period, as may be required by the Securities and Exchange Commission, and (iii) from and after the end of the Due Diligence Period, to broker-dealers, provided they sign a confidentiality agreement limiting any further disclosure of such information, on a form acceptable to Seller. Seller hereby gives its consent to Buyer's disclosure of information relating to the Property to its lenders and financial partners to the extent reasonably necessary in order to obtain such lenders' and/or partners' participation in the contemplated transaction and to Buyer's disclosure of information relating to the Property to Buyer's consultants and contractors, in each instance to the extent reasonably necessary to verify information given to Buyer by Seller or otherwise to carry out the purposes of this Agreement.

     6.2 OF SELLER. As an inducement to Buyer to enter into this Agreement, Seller represents, warrants and covenants to Buyer as follows, which shall be true and correct as of the Execution Date and unless expressly limited by their terms to the Execution Date, shall be true and correct as of the Close of Escrow, as if made on such date.

          6.2.1   Regarding Seller's Authority.

                  6.2.1.1 It is duly organized and validly existing under the laws of the state of its organization. It has the power and authority to enter into this Agreement and to sell its interest in the Property on the terms set forth in this Agreement. The execution and delivery hereof and the performance by it of its obligations hereunder will not violate or constitute an event of default under any material terms or material provisions of any agreement, document, instrument, judgment, order or decree to which it is a party or by which it is bound. It is not a party to or bound by any agreement to sell its interest in the Property or any interest therein to any third party.

                  6.2.1.2 All requisite action (corporate, trust, partnership or otherwise) has been taken by it in connection with entering into this Agreement, the documents referenced herein and the consummation of the transactions contemplated hereby. No consent to the execution, delivery and performance of this Agreement by it is required from any partner, board of directors, shareholder, creditor, investor, judicial or administrative body, governmental authority or other person, other than any such consent which already has been unconditionally given. The individuals executing this Agreement and the documents referenced herein on behalf of it have the legal power, right and actual authority to bind it to the terms and conditions hereof and thereof. This Agreement is a valid and binding obligation of it, enforceable in accordance with its terms, except as the same may be affected by bankruptcy, insolvency, moratorium or similar laws, or by legal or equitable principles relating to or limiting the rights of contracting parties generally.

          6.2.2 Tenant Leases and Space Agreements. There are no leases or other agreements for the use or occupancy of the Property which will affect or be obligations of Buyer or the Property or any portion thereof following the Close of Escrow, except the Tenant Leases and Space Agreements. As of the Execution Date, to Seller's knowledge, no Tenant or Space Agreement Occupant is in material default under any Tenant Lease or Space Agreements, except as shown on the Schedule of Tenant Leases, Space Agreements and Rent Roll. Neither Seller's interest in the Tenant Leases or Space Agreements nor any of the rentals or other sums due or to become due under the Tenant Leases and Space Agreements will, as of the Close of Escrow, be assigned to any third party.

          6.2.3   Other Agreements.

                  6.2.3.1 There are no written service contracts, art contracts, leasing listing agreements, landscaping contracts, equipment leases, maintenance agreements, open purchase orders and other contracts for the provision of labor, services, materials or supplies to or for the benefit of the Real Property which will affect or be obligations of Buyer or of the Property or any portion thereof following the Close of Escrow, other than the Service Contracts and Miscellaneous Agreements. To Seller's knowledge, no parties to the Service Contracts are in material default thereunder.

                    6.2.3.2 To Seller's knowledge, Seller is not in material default under any of the Miscellaneous Agreements.

          6.2.4 Litigation. As of the Execution Date, to Seller's knowledge, there is no pending litigation which could become a liability of Buyer or the Property or any portion thereof following the Close of Escrow, other than as shown on EXHIBIT P attached hereto.

          6.2.5 Hazardous Materials. To Seller's knowledge, it has not been notified in writing by any governmental authority that the Property is in violation of or is being investigated respecting the violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene or to the environmental conditions on, under or about the Property, including but not limited to soil and groundwater condition.

          6.2.6 Compliance with Laws. To Seller's knowledge, Seller has received no written notice from any municipal, state, federal or other governmental authority of zoning, building, fire, water, use, health, environmental or other statute, ordinance, code or regulatory violations issued in respect of the Property which have not been heretofore corrected.

          An inaccuracy in any warranty and representation of Seller contained in this SECTION 6.2 shall not entitle Buyer to terminate this Agreement or refuse to close Escrow, unless such inaccuracy, when considered together with any other such inaccuracies, materially and adversely affects the value of the Property by an amount equal to or in excess of Five Hundred Thousand Dollars ($500,000) (a "MATERIAL INACCURACY"). If Buyer shall discover prior to the Close of Escrow any inaccuracies in any of Seller's warranties and representations, Buyer shall promptly notify Seller thereof. At or prior to the Close of Escrow, Seller shall deliver to Buyer through Escrow a Closing Certificate (the "CLOSING CERTIFICATE") stating that the foregoing warranties and representations are true and correct as of the Closing Date, or if no longer true and correct, setting forth any inaccuracies in the warranties and representations. If any Material Inaccuracy in Seller's warranties and representations shall be discovered by Buyer prior to the Close of Escrow or shall be disclosed to Buyer in the Closing Certificate, then as its sole right and remedy, Buyer shall have the right to terminate this Agreement by delivering notice thereof to Seller and Escrow Holder on or before the Scheduled Closing Date, in which case the terms of
SECTION 9.3 shall be applicable. If Buyer does not so elect to terminate this Agreement, then Seller's warranties and representations shall be deemed to have been modified so as to be accurate as of the Closing Date, and Buyer shall be obligated to acquire the Property without any adjustment of the Purchase Price.

     6.3  PURCHASE AS IS.

          6.3.1 Prior to the Closing date, Buyer will be afforded access to the Records and Plans and to other information available to Seller with respect to the Property and will have an opportunity to review and analyze the same. Seller has made no representations or warranties as to the accuracy or completeness of such information except as expressly set forth herein.

     6.3.2 THE PURCHASE PRICE IS A DISCOUNTED PURCHASE PRICE REPRESENTING THE FACT THAT THE PROPERTY IS BEING PURCHASED BY BUYER ON AN "AS IS," "WHERE IS" AND "WITH ALL FAULTS" BASIS. BUYER HEREBY WAIVES AND RELINQUISHES ALL RIGHTS AND PRIVILEGES ARISING OUT OF, OR WITH RESPECT OR IN RELATION TO, ANY REPRESENTATIONS, WARRANTIES OR COVENANTS, WHETHER EXPRESS OR IMPLIED, WHICH MAY HAVE BEEN MADE OR GIVEN, OR WHICH MAY BE DEEMED TO HAVE BEEN MADE OR GIVEN, BY SELLER, EXCEPT FOR THOSE REPRESENTATIONS, WARRANTIES AND COVENANTS SET FORTH IN THIS AGREEMENT. BUYER HEREBY FURTHER ACKNOWLEDGES AND AGREES THAT WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXCLUDED FROM THE TRANSACTION CONTEMPLATED HEREBY, AS ARE ANY WARRANTIES ARISING FROM A COURSE OF DEALING OR USAGE OF TRADE, AND THAT THE SELLER HAS NOT WARRANTED, AND DOES NOT HEREBY WARRANT, THAT THE PROPERTY NOW OR IN THE FUTURE WILL MEET OR COMPLY WITH THE REQUIREMENTS OF ANY LAW, CODE OR REGULATION OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR JURISDICTION. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER HEREBY ASSUMES ALL RISK AND LIABILITY (AND AGREES THAT SELLER SHALL NOT BE LIABLE FOR ANY SPECIAL, DIRECT, INDIRECT, CONSEQUENTIAL, OR OTHER DAMAGES) RESULTING OR ARISING FROM OR RELATING TO THE OWNERSHIP, USE, CONDITION, LOCATION, MAINTENANCE, REPAIR, OR OPERATION OF THE PROPERTY. BUYER ACKNOWLEDGES AND AGREES THAT THE SALE PROVIDED FOR HEREIN IS MADE WITHOUT ANY WARRANTY BY SELLER AS TO THE NATURE OR QUALITY OF THE PROPERTY; THE DEVELOPMENT POTENTIAL OF THE PROPERTY; THE PRIOR HISTORY OF OR ACTIVITIES ON THE PROPERTY; THE QUALITY OF LABOR AND/OR MATERIALS INCLUDED IN ANY OF THE IMPROVEMENTS; THE FITNESS OF THE PROPERTY FOR AND/OR THE SOIL CONDITIONS EXISTING AT THE PROPERTY FOR ANY PARTICULAR PURPOSE OR DEVELOPMENT POTENTIAL; THE PRESENCE OR SUSPECTED PRESENCE OF HAZARDOUS WASTE OR SUBSTANCES ON, ABOUT, OR UNDER THE PROPERTY OR THE IMPROVEMENTS; OR THE ZONING OR OTHER LEGAL STATUS OF THE PROPERTY. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, NO PERSON ACTING ON BEHALF OF SELLER IS AUTHORIZED TO MAKE, AND BY THE EXECUTION HEREOF BUYER HEREBY ACKNOWLEDGES THAT NO PERSON HAS MADE, ANY REPRESENTATION, AGREEMENT, STATEMENT, WARRANTY, GUARANTY OR PROMISE REGARDING THE PROPERTY, OR THE TRANSACTION CONTEMPLATED HEREIN, OR REGARDING THE ZONING, CONSTRUCTION, PHYSICAL CONDITION OR OTHER STATUS OF THE PROPERTY, AND NO REPRESENTATION, WARRANTY, AGREEMENT, STATEMENT, GUARANTY OR PROMISE, IF ANY, MADE BY ANY PERSON ACTING ON BEHALF OF SELLER WHICH IS NOT CONTAINED HEREIN SHALL BE VALID OR BINDING UPON SELLER.

     6.3.3 Buyer waives its right to recover from Seller and its affiliates, shareholders, officers, directors, employees, agents, representatives and attorneys (collectively,

"RELEASED PARTIES") any and all damages, losses, liabilities, costs or expenses whatsoever (including attorneys' fees, court costs and litigation expenses) and claims therefor, whether direct or indirect, known or unknown, foreseen or unforeseen, which may arise on account of or in any way growing out of or connected with the physical or environmental condition of the Property (including the improvements thereon) or any law or regulation applicable thereto, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, including the Superfund Amendments and Reauthorization Act of 1986, (42 U.S.C. Sections 9601 et seq.), the Resources Conservation and Recovery Act of 1976, (42 U.S.C. Sections 6901 et seq.), the Clean Water Act, (33 U.S.C. Sections 466 et seq.), the Safe Drinking Water Act, (14 U.S.C. Sections 1401-1450), the Hazardous Materials Transportation Act, (49 U.S.C. Sections 1801 et seq.), the Toxic Substance Control Act, (15 U.S.C. Sections 2601-2629), the California Hazardous Waste Control Law, (California Health and Safety Code Sections 25100-25600), and the Porter-Cologne Water Quality Control Act (California Health and Safety Code Sections 13000 et seq.), except that the following are not waived or relinquished by Buyer: (a) subject to the limitations contained in SECTION 6.4 and SECTION 15.19 of this Agreement, rights of Buyer for recovery against Seller based upon any inaccuracy in Seller's warranty and representation contained in
SECTION 6.2.5 of this Agreement, and (b) rights that Buyer may have as a matter of law for recovery against Seller for liability of Buyer to third parties arising out of any release of hazardous materials, hazardous substances or hydrocarbons occurring in, on or under the Property during the period of Seller's ownership of the Property.

          BUYER EXPRESSLY WAIVES THE BENEFITS OF SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH PROVIDES AS FOLLOWS:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR EXPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM MUST HAVE MATERIALLY AFFECTED THE SETTLEMENT WITH THE DEBTOR."

     6.4 SURVIVAL. Buyer and Seller each hereby covenants and agrees with the other that the representations and warranties of Buyer and Seller (as the case may be) set forth in SECTION 6.1.1, SECTION 6.1.2 and SECTION 6.2.1 shall survive the Close of Escrow without limitation as to duration. Each of the warranties and representations of Seller contained in SECTION 6.2.2 with respect to a Tenant Lease shall survive until the earlier of (a) delivery to Buyer of a Tenant Estoppel Certificate confirming any such matters warranted and represented with respect to such Tenant Lease, or (b) six (6) months after the Close of Escrow. The remaining warranties and representations of Seller set forth in SECTION 6.2 shall survive the Close of Escrow for a period of six (6) months.

                                   SECTION 7.
            TITLE TO THE REAL PROPERTY; BUYER'S DUE DILIGENCE REVIEW

     7.1 TITLE CLEARANCE. Seller (i) has previously delivered to Buyer the Preliminary Title Report for a CLTA owner's title policy, together with photostatic copies of all documents


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
affecting title, as disclosed in the Preliminary Title Report, and (ii) shall deliver to Buyer, to the extent in its actual possession, any existing survey affecting the Property (collectively, "TITLE DOCUMENTS"). Buyer shall approve or reasonably disapprove the Preliminary Title Report or any part thereof, by written notice to Seller and Escrow Holder within five (5) business days after the Buyer's receipt of the Title Documents (the "TITLE REVIEW PERIOD"), unless otherwise waived by Buyer. If Buyer fails to so approve or reasonably disapprove the Preliminary Title Report, or any part thereof, in writing within the Title Review Period, it shall be conclusively presumed that Buyer has approved the Preliminary Title Report.

          7.1.1 Title Exceptions. If the Title Company issues any additional supplements before the Closing Date that add exceptions to the Preliminary Title Report, Buyer shall have five (5) business days after delivery to Buyer of each supplement with copies of all documents referred to in the supplements to approve or disapprove, in Buyer's sole discretion, these supplements by written notice to Seller and Escrow Holder. If Buyer fails to so approve or disapprove such items within this five (5) business day period, it shall be conclusively presumed that Buyer has approved these supplements. If there are any title exceptions not approved (or deemed approved) by Buyer as provided above, Seller shall have the right until the close of Escrow to have the exceptions removed or corrected by the Title Company or to extend the Closing Date for a period not to exceed five (5) business days until such exceptions have been removed or corrected for approval by Buyer, which shall not be unreasonably withheld or delayed. If Seller is unable to have such exceptions removed or corrected by the Title Company for approval by Buyer, which shall not be unreasonably withheld or delayed, Buyer may elect, upon written notice to Seller and Escrow Holder no later than five (5) days after written notice from Seller that the exceptions will not be removed, to either (i) waive such exceptions or disapprovals; or
(ii) terminate this Agreement. Buyer's failure to so terminate within the five
(5) day period constitutes a waiver of Buyer's termination rights and for this reason such title exceptions shall be deemed approved. If the Agreement is terminated by Buyer as provided above, Escrow Holder shall return to Buyer any Deposit being held in Escrow plus accrued interest and the Escrow shall terminate. Upon such termination Seller shall pay the Escrow costs if Buyer reasonably disapproves of any condition of title not corrected by Seller.

          7.1.2 Effect of Closing. Upon the Close of Escrow, Buyer shall accept title to the Property subject to all exceptions approved, deemed approved or waived by Buyer as provided in this Agreement (the "PERMITTED TITLE EXCEPTIONS").

          7.1.3 Seller Indemnity. To the extent required by the Title Company in order to issue the Title Policy in favor of Buyer without any exceptions for mechanic's liens arising out of the work described in Sections 5.6 and 8.5 of this Agreement, Seller agrees to enter into an Indemnity Agreement, on a form approved by Seller, indemnifying the Title Company from any losses suffered by the Title Company arising out of such work.

     7.2  BUYER INVESTIGATION.

          7.2.1 Subject to the terms of SECTION 8.1 below, Buyer shall have the right to conduct and complete an inspection and evaluation of the Property during the Due Diligence Period to determine if Buyer wishes to purchase the Property, subject to the rights of tenants under the Tenant Leases and Space Agreement Occupants under the Space Agreements. This determination shall be in the sole and absolute discretion of Buyer. Notwithstanding the above, Buyer agrees that Buyer's investigation shall not include the penetration of the ground surface of the Property, or of any flooring, exterior walls or roofing. Additionally, the scope of any analysis which requires physical sampling of all or any part of the Property shall be subject to: (a) the prior approval of Seller, which Seller may withhold or condition in its sole discretion, (b) Seller's receipt of written evidence that Buyer has procured the insurance required pursuant to SECTION 8.1.2. below, and
(c) the requirement that Buyer dispose of all such test samples in accordance with applicable law and at no cost or liability to Seller. Buyer shall have the right to conduct tenant interviews of any tenant either directly leasing more than 5,000 rentable square feet in the Building or whose lease expires prior to May 31, 2005, provided any such interview is scheduled through Seller and Seller is given the opportunity to be present during any such interview.

          7.2.2 Buyer hereby agrees not to contact any governmental agencies with respect to the Property without Seller's prior written consent, which Seller may withhold or condition in its sole discretion. Buyer shall keep the Property free and clear of any mechanics' liens or materialmen's liens related to Buyer's right of inspection and the activities contemplated in this SECTION 7 and SECTION 8.1 below. All of Buyer's obligations set forth in this SECTION 7.2 shall survive the termination of this Agreement.

          7.2.3 Seller has delivered the Due Diligence Materials to Buyer and Buyer acknowledges receipt of the same.

          7.2.4 Upon expiration of the Due Diligence Period, Buyer's investigation of the Property for any and all reasons in accordance with the terms of this SECTION 7.2 and SECTION 8.1 below, including Buyer's review of the Due Diligence Materials (hereinafter collectively referred to as "BUYER'S INVESTIGATION") shall be deemed completed for purposes of this Agreement except as to matters disclosed by supplements to the Preliminary Title Report in accordance with SECTION 7.1.1 above.

     7.3 CONTINGENCY FOR BUYER'S PROPERTY INVESTIGATION. If Buyer's Investigation discloses any condition or circumstance about the Property that is unsatisfactory to Buyer during the Due Diligence Period, Buyer shall promptly notify Seller and Escrow Holder in writing of all facts and circumstances regarding such conditions and, at Buyer's election, Buyer may in its sole and absolute discretion either (i) terminate this Agreement (in which case the provisions of Section 9.3 below shall apply); or (ii) waive such conditions or circumstances and this Agreement shall continue to the Close of Escrow in accordance with its terms and conditions. Except as otherwise provided in this Agreement, Buyer's right to terminate as provided above shall expire on the last day of the Due Diligence Period. Buyer shall exercise the right to terminate by giving Seller and Escrow Holder written notice of the unconditional termination of this Agreement before the expiration of the Due Diligence Period. Failure to so exercise this right on or before that date shall be deemed to constitute Buyer's election to proceed to the Close of Escrow and to not terminate this Agreement.

          7.3.1 Return of Due Diligence Materials. If this Agreement is terminated as provided in this Agreement, Buyer shall promptly deliver to Seller all original copies of the Due Diligence Materials provided by Seller to Buyer.

                                   SECTION 8.
                               INTERIM ACTIVITIES


     8.1  ENTRY ON PROPERTY TO INSPECT.

          8.1.1 Buyer shall make all inspections in good faith and with due diligence. All inspection fees, appraisal fees, engineering fees and other expenses of any kind incurred by Buyer relating to the inspection of the Property will be solely Buyer's expense. Seller shall cooperate with Buyer in all reasonable respects in making such inspections. Seller hereby reserves the right to have a representative present at the time of making any such inspection. Buyer shall notify Seller not less than two (2) business days in advance of making any such inspection. In making any inspection hereunder, Buyer will treat, and will cause any representative of Buyer to treat, all information obtained by Buyer pursuant to this Agreement as strictly confidential except for such information which Buyer is required to disclose to its consultants, attorneys, lenders and transferees. Buyer shall deliver to Seller copies of all third party reports and studies obtained by or for Buyer with respect to the Property, whether obtained before or after the date of this Agreement, and shall cause its consultants preparing reports and studies to agree that Seller may rely thereon. If the Close of Escrow does not occur, other than by reason of a Seller Default, Buyer shall be deemed to have assigned to Seller without warranty all of Buyer's rights in such reports and studies, and Buyer shall execute any documents necessary to evidence such assignment. Buyer's obligations under the foregoing sentence shall survive the termination of this Agreement, other than by reason of a Seller Default.

          8.1.2 Prior to any entry on the Property by Buyer or any agent of Buyer, Buyer shall cause the activities of Buyer and its agents on and about the Property to be covered by a policy of commercial general liability insurance in the amount of at least $3,000,000, combined single limit, naming Seller, its affiliates and its respective trustees, officers, directors, contractors, agents and employees as additional insureds, and shall deliver to Seller a certificate evidencing the existence of such coverage, which Buyer shall keep in effect until the earlier of the Closing or termination of this Agreement. Buyer shall indemnify, protect and hold Seller, its affiliates and its respective trustees, shareholders, officers, directors, employees, agents and contractors harmless from any and all injuries, losses, liens, claims, judgments, liabilities, costs, expenses or damages (including reasonable attorneys' fees and court costs) which result from or arise out of any acts or omissions of Buyer or its representatives in, on or about the Property; provided, however, that the foregoing indemnity shall not include any injuries, losses, liens, claims, judgments, liabilities, costs, expenses or damages resulting from or arising out of any pre-existing conditions. Buyer agrees to return the Property to substantially the same condition in which the Property was prior to Buyer's making any inspection. Buyer's obligations under this
SECTION 8.1.2 shall survive the termination of this Agreement.

     8.2 ESTOPPEL CERTIFICATES. Except as provided below in this SECTION 8.2, Seller shall use commercially reasonable efforts to deliver to Buyer, at least three (3) business days prior to the Scheduled Closing Date, Tenant Estoppel Certificates for all Tenants in the Building. Any material modification of a Tenant Estoppel Certificate and any material discrepancy in the information contained in any Tenant Estoppel Certificate from the information contained in the Schedule of Tenant Leases, Space Agreements and Rent Roll or the terms of the applicable Tenant Lease shall be subject to Buyer's reasonable approval. If after use of due diligence, Seller is unable to obtain from any Tenant in the Building an executed Tenant Estoppel Certificate, then the provisions of this SECTION 8.2 shall be deemed to be satisfied if Seller at its sole option furnishes Buyer with a Seller's Estoppel, as to the applicable Tenant; provided, however, that Tenant Estoppel Certificates executed by Tenants in satisfactory form and content for all Major Tenants and for Tenants (including the Major Tenants) leasing at least eighty percent (80%) of the total leased rentable square footage of office space in the Building (exclusive of month-to-month tenancies and any GSA lease) must be delivered to satisfy the requirements of this SECTION 8.2 (and such estoppel certificates shall be deemed to be in satisfactory form unless they contain any of the material modifications or material discrepancies described in the second sentence of this Section 8.2). The foregoing provisions of this SECTION 8.2 are referred to collectively as the "MINIMUM ESTOPPEL REQUIREMENTS". Seller shall not have any obligation whatsoever to deliver a Seller's Estoppel. If Buyer does not approve any material modification or discrepancy in a Tenant Estoppel Certificate, then such disapproved Tenant Estoppel Certificate shall not be included for purposes of determining whether the Minimum Estoppel Requirements are satisfied. If the Minimum Estoppel Requirements are not satisfied, then Buyer may terminate this Agreement by delivering written notice thereof to Seller and Escrow Holder on or before the Scheduled Closing Date, in which case the Deposit shall be returned to Buyer, upon Buyer's execution of escrow cancellation instructions, and the provisions of SECTION 9.3 shall be applicable. Seller further agrees, at no cost or expense to Seller, to assist Buyer in delivering Subordination, Non-Disturbance and Attornment Agreements (each, an "SNDA") (in a form substantially similar to that attached hereto as EXHIBIT O) to all Tenants in the Building, provided that obtaining said SNDA's shall not be a condition to Buyer's obligations under this Agreement.

     8.3 OPERATION OF PROPERTY THROUGH THE CLOSE OF ESCROW. During the period from the Execution Date through the earlier of (i) the Close of Escrow or (ii) termination of this Agreement pursuant to any provision hereof:

          8.3.1 Modifications of Leases, Service Contracts, Space Agreements or Miscellaneous Agreements. Seller may execute, without the consent of Buyer, those documents listed under the heading "Pending Deals" on EXHIBIT Q (the "PENDING DEALS"), and upon the execution of a Pending Deal by Seller, such Pending Deal shall become a Tenant Lease for purposes of this Agreement. Furthermore, prior to the expiration of the Due Diligence Period, Seller shall have the right to enter into new leases and cancel, extend or otherwise modify existing Tenant Leases, Space Agreements and Miscellaneous Agreements, without the consent of Buyer. Seller shall also have the right, without the consent of Buyer, to renew or replace or enter into Service Contracts, Space Agreements or Miscellaneous Agreements that expire prior to Closing for any term, provided that such Service Contracts, Space Agreements or Miscellaneous Agreements are terminable by Seller or its successors in interest without cause and without payment or penalty upon not more than thirty (30) days' notice to the service provider. Except as provided for in this SECTION 8.3.1, Tenant Leases, Service Contracts, Space Agreements or Miscellaneous Agreements will not be modified, cancelled, extended, renewed or otherwise changed, and no other leases or service contracts with respect to the Property will be entered into, renewed or extended, without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed.

          8.3.2 Operations and Services. Unless interrupted by fire or other casualty, or by another cause beyond the control of Seller, Seller shall use due diligence to cause the Building to be operated in substantially the manner in which it was operated on the Execution Date and to perform all of its obligations under the Tenant Leases, the Space Agreements, the Miscellaneous Agreements and the Service Contracts;

          8.3.3 Maintenance. Seller shall use due diligence to perform all services necessary to maintain and keep the Real Property and Tangible Personal Property (including mechanical equipment of every kind used in the operation thereof) in substantially the same condition as it is on the Execution Date, except for reasonable wear and tear, casualty and condemnation;

          8.3.4 Notices of Certain Defaults. Unless interrupted by fire or other casualty, or by another cause beyond the control of Seller, Seller shall promptly notify Buyer of any bankruptcy filing by any Tenant which Seller is notified of in writing or any material default by Seller or by the other party thereto existing on or after the Execution Date and prior to the Close of Escrow under any of the Tenant Leases, and actually known to Seller;

          8.3.5 Insurance Policies. All existing insurance policies (or replacements thereof) affecting the Property or any portion thereof will be kept in full force and effect;

          8.3.6 Consents. Seller shall at its expense use due diligence to obtain, by the Scheduled Closing Date, any consents, approvals or authorizations of third parties required to assign the Intangible Property to the Buyer. If any such requirement is discovered after the Close of Escrow, then upon delivery of written notice thereof to Seller, Seller shall at its expense use due diligence to obtain the required consent, approval or authorization promptly thereafter; and

          8.3.7 Termination of Management Contract. Seller shall effectively terminate any property management agreement for the Property on or before the Close of Escrow.

     8.4 PERSONAL PROPERTY. Seller shall cause any security interests in the Personal Property to be terminated at or prior to the Close of Escrow.

     8.5 SELLER'S POST-CLOSING OBLIGATION. Buyer acknowledges and agrees that Seller is currently renovating the plaza area located in front of the Building in accordance with an approved set of plans and specifications with respect thereto (the "APPROVED PLAZA RENOVATION PLANS"). The work being performed pursuant to the Approved Plaza Renovation Plans is herein referred to as the "PLAZA RENOVATION". Buyer further acknowledges and agrees that (i) the Plaza Renovation may not be completed as of the Close of Escrow, (ii) if the Plaza Renovation is not completed as of the Close of Escrow, Seller shall have the right to complete such Plaza Renovation, at Seller's expense, after the Close of Escrow and Buyer shall provide Seller with reasonable access and otherwise cooperate with Seller in connection with Seller's efforts to complete the Plaza Renovation, and (iii) in connection with the performance of the Plaza Renovation Work, the entrance to the courtyard may be temporarily blocked or impaired. Seller agrees to indemnify, defend and hold harmless Buyer from and against any and all actual damages, costs or losses sustained by Buyer as a direct result of the completion of such Plaza

Renovation by Seller after the Close of Escrow (other than to the extent arising out of or resulting from any act or the negligence or willful misconduct of Buyer or any of Buyer's agents, representatives or employees).

     8.6       PARKING AGREEMENTS.

               8.6.1 TRI-PARKING AGREEMENT. In connection with the Closing, Seller, in its capacity as owner of the Hotel, intends to enter into a parking agreement with Buyer and the current parking operator of the subterranean garage located under the Building (hereinafter, the "TRI-PARTY PARKING AGREEMENT") on a form to be agreed upon by and among such parties. Buyer shall have until five
(5) business days after its receipt of a draft of a form of the Tri-Parking Agreement to deliver to Seller its approval or disapproval of the Tri-Parking Agreement. If Buyer timely disapproves of the draft of the Tri-Parking Agreement submitted by Seller, Seller may make such changes as it deems appropriate based upon Buyer's input and submit revised draft(s) to Buyer for its approval, and Buyer shall have a period of three (3) days after delivery of any revised draft to notify Seller of whether it approves or disapproves the revised draft. Seller may continue such process of submission of revised draft(s) until Buyer's approval is obtained. In order to be effective, any notice of disapproval must specify in detail the changes to the draft(s) necessary to obtain Buyer's approval. If Buyer fails timely to deliver its approval or disapproval of any submitted draft(s), it shall be deemed to have approved the draft(s) submitted. If on or before the expiration of the Due Diligence Period, Buyer has not approved or deemed to have approved the draft of the Tri-Parking Agreement, Seller may terminate this Agreement by delivering notice thereof to Buyer on or before ten (10) days after expiration of the Due Diligence Period, in which case the Deposit shall be returned to Buyer, each party shall pay one-half (1/2) of the Escrow cancellation charges, and except with respect to the surviving provisions of this Agreement, neither party shall have any rights or remedies against the other based upon this Agreement.

               8.6.2 BROADWAY/MAGNOLIA PARKING AGREEMENT. In connection with the Closing, Seller intends to enter into a parking agreement with Buyer and a parking operator selected by Parking Owner (the "BROADWAY/MAGNOLIA PARKING AGREEMENT") on a form to be agreed upon by and among such parties. Buyer shall have until five (5) business days after its receipt of a draft of a form of the Broadway/Magnolia Parking Agreement to deliver to Seller its approval or disapproval of the Broadway/Magnolia Parking Agreement. If Buyer timely disapproves of the draft of the Broadway/Magnolia Parking Agreement submitted by Seller, Seller may make such changes at it deems appropriate based upon Buyer's input and submit revised draft(s) to Buyer for its approval, and Buyer shall have a period of three (3) days after delivery of any revised draft to notify Seller of whether it approves or disapproves the revised draft. Seller may continue such process of submission of revised draft(s) until Buyer's approval is obtained. In order to be effective, any notice of disapproval must specify in detail the changes to the draft(s) necessary to obtain Buyer's approval. If Buyer fails timely to deliver its approval or disapproval of any submitted draft(s), it shall be deemed to have approved the draft(s) submitted. If on or before the expiration of the Due Diligence Period, Buyer has not approved or deemed to have approved the draft of the Broadway/Magnolia Parking Agreement, Seller may terminate this Agreement by delivering notice thereof to Buyer on or before ten (10) days after expiration of the Due Diligence Period, in which case the Deposit shall be returned to Buyer, each party shall pay one-half (1/2) of the Escrow cancellation charges, and except with respect to the surviving provisions of this Agreement, neither party shall have any rights or remedies against the other based upon this Agreement.

     8.7 CC&R's. Buyer acknowledges that the Property is encumbered by that certain Declaration of Parking and Access Easements and Covenants, Conditions and Restrictions recorded as No. 87-359666 in the Official Records of Los Angeles County, California, as amended on December 6, 1990, as Instrument No. 90-2021211 (collectively the "EXISTING CC&R'S"). Seller intends to amend and restate the Existing CC&R's by executing the following documents in connection with the closing of this transaction (or terminate the Existing CC&R's and replace the same with the following documents): (i) Declaration of Reciprocal Easements and Restrictions (the "OFFICE/HOTEL CC&R'S"), substantially in the form of that attached hereto as EXHIBIT "S"; and (ii) Parking Easement Agreement (the "PARKING EASEMENT AGREEMENT"), substantially in the form of that attached hereto as EXHIBIT "T". The Office/Hotel CC&R's and Parking Easement Agreement are herein collectively referred to as the "CC&R's." Buyer shall have until five
(5) business days after the date of this Agreement to deliver to Seller its approval or disapproval of the CC&R's. If Buyer timely disapproves of the drafts of the CC&R's attached hereto, Seller may make such changes at it deems appropriate based upon Buyer's input and submit revised draft(s) to Buyer for its approval, and Buyer shall have a period of three (3) days after delivery of any revised draft to notify Seller of whether it approves or disapproves the revised draft. Seller may continue such process of submission of revised draft(s) until Buyer's approval is obtained. In order to be effective, any notice of disapproval must specify in detail the changes to the draft(s) necessary to obtain Buyer's approval. If Buyer fails timely to deliver its approval or disapproval of any submitted draft(s), it shall be deemed to have approved the draft(s) submitted. If on or before the expiration of the Due Diligence Period, Buyer has not approved or deemed to have approved the drafts of the CC&R's, Seller may terminate this Agreement by delivering notice thereof to Buyer on or before ten (10) days after expiration of the Due Diligence Period, in which case the Deposit shall be returned to Buyer, each party shall pay one-half (1/2) of the Escrow cancellation charges, and except with respect to the surviving provisions of this Agreement, neither party shall have any rights or remedies against the other based upon this Agreement.

     8.8  MODIFICATION TO PARKING AGREEMENTS AND/OR CC&R's.

          8.8.1 After Seller has obtained Buyer's approval of the Parking Agreements under SECTION 8.6 and the CC&R's under SECTION 8.7 (such documents to be individually and collectively referred to in this SECTION 8.8 as the "PARKING RELATED RESTRICTIONS"), Seller may nonetheless make changes in the draft(s) of one or more of the Parking Related Restrictions without Buyer's further approval being necessary, to the extent the changes are required by the City of Long Beach or other governmental entity(ies) to obtain any necessary development permits or approvals; provided, however, that if changes to the draft of any one or more of the Parking Related Restrictions are required that would reduce the number of parking spaces as to which rights appurtenant to the Property are granted, materially increase the obligations thereunder of the owner of the Property or otherwise materially and adversely affect the rights of the owner of the Property thereunder, and Seller elects to make such changes, Buyer may elect to terminate this Agreement by delivering notice thereof to Seller and Escrow Holder within ten (10) days after Seller delivers a revised draft of the applicable Parking Related Restrictions to Buyer, in which case unless Seller notifies Buyer within ten (10) days that Seller will not make the objectionable changes, this Agreement shall terminate, in which case the Deposit shall be returned to Buyer, each party shall pay one-half (1/2) of the Escrow cancellation charges, and except with respect to the surviving provisions of this Agreement, neither party shall have any rights or remedies against the other based upon this Agreement. If Buyer does not timely elect to terminate this Agreement based upon the changes being made to the applicable Parking Related Restrictions, Buyer shall be deemed to have accepted such changes. Seller agrees to deliver to Buyer copies of any revised drafts of the applicable Parking Related Restrictions at or prior to the time when they are submitted to the applicable governmental authority for its approval of the changes. If Seller desires to make any other changes to the draft(s) of the Parking Related Restrictions after Buyer's approval thereof under SECTION 8.6 AND/OR 8.7, Seller will submit the proposed changes to Buyer for its approval, which shall not be unreasonably withheld or conditioned. Buyer shall have a period of ten (10) days after deliver of the proposed changes to notify Seller of its approval or disapproval, or else the proposed changes shall be deemed to be approved by Buyer.

          8.8.2 At or prior to the Close of Escrow, Seller will cause to be recorded in the official records of Los Angeles County the Office/Hotel CC&R's and Parking Easement Agreement in the forms approved by Buyer under SECTION 8.7, with such changes as may be made pursuant to SECTION 8.8.1.

     8.9 MANAGEMENT AGREEMENT. In connection with the Closing, Buyer agrees to enter into a property management agreement with Ensemble Real Estate Inc. for a period of nine (9) months following the Closing, on a form previously delivered to Buyer (the "New Management Agreement"). Buyer shall have until five (5) business days after the date of this Agreement to deliver to Seller its approval or disapproval of the New Management Agreement. If Buyer timely disapproves of the draft of the New Management Agreement delivered to it, Seller may make such changes as it deems appropriate based upon Buyer's input and submit revised draft(s) to Buyer for its approval, and Buyer shall have a period of three (3) days after delivery of any revised draft to notify Seller of whether it approves or disapproves the revised draft. Seller may continue such process of submission of revised draft(s) until Buyer's approval is obtained. In order to be effective, any notice of disapproval must specify in detail the changes to the draft(s) necessary to obtain Buyer's approval. If Buyer fails timely to deliver its approval or disapproval of any submitted draft(s), it shall be deemed to have approved the draft(s) submitted. If on or before the expiration of the Due Diligence Period, Buyer has not approved or deemed to have approved the draft of the New Management Agreement, Seller may terminate this Agreement by delivering notice thereof to Buyer on or before ten (10) days after expiration of the Due Diligence Period, in which case the Deposit shall be returned to Buyer, each party shall pay one-half (1/2) of the Escrow cancellation charges, and except with respect to the surviving provisions of this Agreement, neither party shall have any rights or remedies against the other based upon this Agreement.


                                   SECTION 9.
                        CONDITIONS PRECEDENT TO CLOSING

     9.1 CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS. The Close of Escrow and the obligation of Buyer to purchase the Property are subject to the satisfaction, no later than the Scheduled Closing Date (except as otherwise noted), of the following conditions.

     9.1.1 Estoppel Certificates. Buyer shall have received the Tenant Estoppel Certificates and/or at Seller's sole option, Seller's Estoppels, satisfying the Minimum Estoppel Requirements;

     9.1.2 No Material Casualty or Condemnation. There shall have been no casualty or condemnation for which Buyer has elected to terminate this Agreement pursuant to SECTION 12 or 13 of this Agreement;

     9.1.3 Seller's Deliveries. Seller shall have delivered the items described in SECTION 4.2 and shall be prepared to deliver the items described in SECTION 4.4;

     9.1.4 Title Policy. The Title Company shall be unconditionally prepared to issue to Buyer an ALTA Extended Coverage owner's policy of title insurance (10-17-92) (the "TITLE POLICY");

     9.1.5 Representations, Warranties and Covenants of Seller. There shall not be any Material Inaccuracies in Seller's representations and warranties set forth in SECTION 6.2 as of the Close of Escrow;

     9.1.6 Seller's Performance. Seller shall have performed in all material respects all of the obligations of Seller under this Agreement, to the extent required to be performed at or prior to the Close of Escrow. Any such failure by Seller under this Agreement shall not be "material" unless the effect of such failure, when considered together with any such other failures, is to reduce the value of the Property to Buyer by at least Five Hundred Thousand Dollars ($500,000); and

     9.1.7 Physical Condition. The Property shall be in substantially the same physical condition as it was on the Execution Date, reasonable wear and tear, damage due to casualty (subject to SECTION 12), and tenant improvement work being completed pursuant to the Tenant Leases excepted.

     9.1.8 Management Agreement. Any property management agreement for the Property has been terminated as of the Closing.

     The conditions set forth in this SECTION 9.1 are solely for the benefit of Buyer and may be waived only by Buyer. Buyer shall at all times have the right to waive any condition. Any such waiver or waivers shall be in writing and shall be delivered to Seller and Escrow Holder. Neither Seller nor Buyer shall act or fail to act for the purpose of permitting or causing any condition to fail. Nothing contained in this Agreement shall require Seller to bring any suit or other proceeding or, except as otherwise expressly required by this Agreement, to pay any substantial sum, to satisfy any of such conditions. If any of the conditions in this SECTION 9.1 is not satisfied or has not been so waived by Buyer prior to the Scheduled Closing Date, Buyer shall deliver written notice to Seller describing the condition that has not been satisfied or waived, and if such condition remains unsatisfied as of the Scheduled Closing Date, then, subject to the provisions of SECTION 11 of this Agreement, if applicable, Buyer shall have the right to terminate this Agreement and the Escrow by written notice to Seller and the Escrow Holder if such condition remains unsatisfied at the time Buyer gives such notice, provided that, except as provided in SECTION 11 of this Agreement, Buyer's right to so terminate this Agreement shall be

Buyer's sole right and remedy with respect to such failure of condition, and the terms of SECTION 9.3 shall be applicable.

     9.2 CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS. The Close of Escrow and Seller's obligation with respect to the transactions contemplated by this Agreement are subject to the satisfaction, not later than the then existing Scheduled Closing Date, of the following conditions:

          9.2.1 Funds and Documents. Buyer shall have delivered to Escrow Holder, prior to the Scheduled Closing Date, for disbursement as directed by seller, all cash or other immediately available funds due from Buyer in accordance with SECTION 4 of this Agreement and the documents described in
SECTION 4.3;

          9.2.2 Representations, Warranties and Covenants of Buyer. There shall be no material breach of any of Buyer's representations, warranties and covenants set forth in SECTION 6.1 of this Agreement as of the Close of Escrow; and

          9.2.3 No Material Casualty. There shall have been no casualty for which Seller has elected to terminate this Agreement pursuant to SECTION 12.2.

          The conditions set forth in this SECTION 9.2 are solely for the benefit of Seller and may be waived only by Seller. Seller shall at all times have the right to waive any condition. Any such waiver or waivers shall be in writing and shall be delivered to Buyer and Escrow Holder. Neither Seller nor Buyer shall act or fail to act for the purpose of permitting or causing any condition to fail. Nothing contained in this Agreement shall require Buyer or Seller to bring any suit or other proceeding or, except as otherwise expressly required by this Agreement, to pay any substantial sum, to satisfy any of said conditions. If any of the conditions set forth in this SECTION 9.2 is not satisfied, or has not been so waived by Seller before the Scheduled Closing Date, Seller shall have the right to terminate this Agreement and the Escrow by written notice to Buyer and the Escrow Holder, in which case the provisions of
SECTION 9.3 shall govern.

     9.3 FAILURE OF CONDITION. Except as otherwise provided in this Agreement, if the Escrow fails to close on or before the then-extant Scheduled Closing Date for any reason whatsoever, including, without limitation, a failure of a condition precedent set forth in this SECTION 9, either Buyer or Seller, if not then in default under this Agreement, may terminate the Escrow and this Agreement in accordance with the provisions of this Agreement; and, thereupon:

          9.3.1 The costs of the Escrow through the Scheduled Closing Date shall be governed by SECTION 4.8.5;

          9.3.2 Subject to the provisions of SECTION 3.5, all monies paid into the Escrow and all documents deposited in the Escrow shall be returned to the party paying or depositing the same together with interest earned thereon, upon execution by such party of an escrow cancellation instruction;

          9.3.3 Except as provided in SECTION 4.8.5, each party shall pay its own costs and expenses; and

     9.3.4 Each party shall be released from all obligations under this Agreement, except for the obligations set forth in SECTIONS 3.5, 8.1, 10, and 15.7.

     Without limiting the generality of the foregoing, if Seller terminates this Agreement due to a Buyer Breach, as described in SECTION 3.5, Seller shall be entitled (i) to the immediate return to Seller of all documents and instruments deposited by Seller in the Escrow or delivered to Buyer, upon demand therefor by Seller and without the necessity for any release thereof or approval of such release by Buyer; and (ii) to the immediate release to Seller of the Deposit as liquidated damages. If Buyer shall be entitled to the return of any funds or documents delivered into escrow, then Seller shall deliver to Escrow Holder immediately any consents, approvals or instructions which may be requested by Escrow Holder to return the funds to Buyer.

                                  SECTION 10.
                                     BROKER

     Buyer and Seller each represents and warrants to the other that it has not dealt with any broker, finder or other middleman in connection with this Agreement, except for CB Richard Ellis, Inc., and Buyer's Broker, and that it does not know of any other broker, finder, middleman or other person who has claimed or may have the right to claim a commission, finder's fee or other brokerage fee in connection with this transaction. Seller shall pay any commission due to CB Richard Ellis, Inc., pursuant to a separate agreement between Seller and CB Richard Ellis, Inc. In the event the transaction contemplated herein is consummated, Seller shall also pay a commission to Buyer's Broker equal to $2,400,000, pursuant to a separate agreement between Buyer and Buyer's Broker. Each party shall indemnify, protect, defend and hold the other party harmless from and against any costs, claims or expenses (including actual attorneys' fees and expenses), arising out of the breach by the indemnifying party of any of its representations, warranties or agreements contained in this SECTION 10. The representations and obligations under this
SECTION 10 shall survive the Close of Escrow, or, if the Close of Escrow does not occur, the termination of this Agreement.

                                  SECTION 11.
                          REMEDIES FOR SELLER DEFAULT

     11.1 BUYER'S REMEDIES IN GENERAL.

          11.1.1 A default by Seller in the performance of its obligations under this Agreement discovered by Buyer on or before the Close of Escrow shall not entitle Buyer to terminate this Agreement or refuse to close Escrow, unless (a) Buyer notified Seller of such default within three (3) days after its discovery by Buyer, (b) such default is not cured by Seller within ten (10) business days after Seller's receipt of written notice of such default or on or before the Scheduled Closing Date, whichever is earlier, and (c) such uncured default when considered together with any other such uncured defaults materially and adversely affects the value of the consideration being received by Buyer under this Agreement (a "SELLER DEFAULT"). An uncured default or defaults by Seller under this Agreement shall not materially and adversely affect the value of the consideration being received by Buyer, unless the effect of such default or defaults is to reduce the value of the Property to Buyer by at least Five Hundred Thousand Dollars ($500,000). If Buyer shall discover prior to the Close of Escrow any default in any of

Seller's obligations under this Agreement, Buyer shall promptly notify Seller thereof, and Seller shall have until the Scheduled Closing Date to cure the default. If there shall be any default by Seller discovered by Buyer prior to the Close of Escrow and not cured by the Scheduled Closing Date and such default (when combined with any other such uncured defaults) constitutes a Seller Default, then Buyer may elect not to close Escrow, in which case Buyer's sole rights and remedies shall be as follows: (i) to enforce specific performance of this Agreement solely in accordance with the procedures and subject to the time limitations set forth in SECTION 11.2, and/or (ii) to terminate this Agreement and receive back the Deposit and the amount of Buyer's actual, out-of-pocket expenses incurred in connection with the due diligence of the Property, up to a maximum of $50,000.00, in which case Buyer shall not have any further right or remedy against Seller for the Seller Default, and the terms of SECTION 9.3 shall apply. If Buyer elects to close Escrow notwithstanding the existence of any default by Seller, Buyer shall not be entitled to any adjustment of the Purchase Price, Buyer shall be deemed to have waived such defaults by Seller, and Seller shall not have any liability to Buyer based upon such defaults of Seller.

          11.1.2 If the Close of Escrow occurs, except as provided to the contrary in SECTION 6.4, Buyer shall not have the right to commence any legal action for damages or other right or remedy against Seller for any default or alleged default of Seller's obligations under this Agreement first discovered by Buyer after the Close of Escrow, or otherwise recover against Seller, whether by cross-complaint, counterclaim, offset or otherwise, for such default or alleged default, more than six (6) months after the Closing Date.

     11.2 EXCLUSIVE PROCEDURES FOR BUYER'S SPECIFIC PERFORMANCE REMEDY. Solely in the case of a Seller Default, Buyer shall be entitled to bring an action for specific performance against Seller with respect to this Agreement and file a lis pendens or other notice of pending action which affects the Property only under the following conditions and circumstances:

          11.2.1 Buyer shall have fully performed all obligations of Buyer under this Agreement, except for depositing funds in the amount of the balance of the Purchase Price into escrow, but shall be ready, willing and able to do so; and

          11.2.2 Either (a) the Title Company shall not as of the Scheduled Closing Date be in a position to issue to Buyer upon recordation of the Grant Deed the Title Policy; or (b) Seller shall not have delivered to Escrow Holder the Grant Deed duly executed and acknowledged by Seller and otherwise in a form to be recorded and the other documents described in SECTION 4.2.1.3 through 4.2.1.10; and

          11.2.3 The action must be commenced, if at all, and service of process made on Seller, not later than thirty (30) days after the Scheduled Closing Date; and

          11.2.4 All of the issues in such action, whether of fact or law, shall be heard by a reference proceeding pursuant to the provisions of California Code of Civil Procedure, Section 638, et. seq. Within ten (10) days following the commencement of any such action, the parties shall make application to the court in which the action is pending for the appointment of a retired Superior Court Judge or Court of Appeal Justice from the then current list of retired judges available to serve as referees in the county in which such action is commenced to serve as the referee. The parties shall use reasonable efforts to expedite the process of selection of the referee and the proceedings thereafter. Buyer may file a notice of pending action in the Los Angeles County Official Records with respect to such reference proceeding, which notice shall remain of record unless and until the earlier to occur of the following: (i) the referee in such action or reference proceeding shall request that the court in which such action is pending order the expungement of such notice; or (ii) the court in which the action is pending shall order such expungement. The parties shall advance, in equal shares, the fees and expenses of the referee selected pursuant to this provision, but the losing party in any such action shall reimburse the prevailing party for any and all fees and expenses previously advanced by such prevailing party for the referee.

                                  SECTION 12.
                    DAMAGE TO OR DESTRUCTION OF THE PROPERTY

     12.1 INSURED CASUALTY.

          12.1.1 If, prior to the Close of Escrow, the Improvements are damaged or destroyed, whether by fire or other insured casualty, Seller shall promptly notify Buyer of such damage or destruction and of the good-faith estimate of a reputable licensed contractor selected by Seller and reasonably approved by Buyer of the cost to repair the damage and Seller's good-faith belief that such casualty is insured (the "INSURED CASUALTY NOTICE"). If such estimated cost to repair to Seller is in excess of Three Million Dollars ($3,000,000), Buyer may terminate the Escrow and this Agreement by delivering to Seller written notice of Buyer's intent to do so within ten (10) business days after the date Buyer receives the Insured Casualty Notice. Upon such termination, the terms of SECTION 9.3 shall be applicable. If Buyer shall not have received the Insured Casualty Notice at least ten (10) business days prior to the Scheduled Closing Date, then if Buyer does not elect to terminate the Escrow and this Agreement, the Scheduled Closing Date shall be extended to twenty (20) business days after delivery of the Insured Casualty Notice to Buyer.

          12.12 If the casualty is insured, and (i) the estimated cost of repair to Seller is Three Million Dollars ($3,000,000) or less, or (ii) the estimated cost of repair to Seller exceeds Three Million Dollars ($3,000,000) but Buyer elects not to terminate this Agreement in accordance with this SECTION 12.1, then the Escrow and this Agreement shall remain in full force and effect, the Closing shall occur on or before the Scheduled Closing Date, and Seller shall assign to Buyer, as a condition precedent to the Close of Escrow, all of Seller's right, title and interest in and to any of the casualty insurance proceeds or claims therefor with respect to such damage or destruction (which shall thereafter be repaired or not, at Buyer's option), and to the extent assignable, any and all rental loss insurance of Seller payable with respect to the Building for any period after the Proration Time and any and all claims against other Persons for such damage or destruction. Additionally, if the Escrow and this Agreement remain in full force and effect, Seller shall pay to Buyer, by way of a reduction in the Purchase Price at Closing, an amount equal to the deductible under the casualty insurance policy (such deductible amount to be that determined, prior to Closing, by Seller's good-faith estimate).

     12.2 UNINSURED CASUALTY.

          12.2.1 If, prior to the Close of Escrow, the Improvements are damaged or destroyed by an uninsured casualty (including, without limitation, a casualty as to which coverage has been disclaimed by Seller's insurers), Seller shall promptly notify Buyer of such damage or destruction and of the good-faith estimate of the cost to Seller to repair the same of a reputable licensed contractor selected by Seller and reasonably approved by Buyer (the "UNINSURED ESTIMATE TO REPAIR") and Seller's good-faith belief that such casualty is uninsured (the "UNINSURED CASUALTY NOTICE").

          12.2.2 If such Uninsured Estimate to Repair is in excess of Three Million Dollars ($3,000,000), either party may terminate the Escrow and this Agreement by giving the other party written notice of its intent to do so within ten (10) business days after the date Buyer receives the Uninsured Casualty Notice, except that Seller shall not have the right to terminate if within such ten (10) business day period, Buyer elects to bear the loss in excess of Three Million Dollars ($3,000,000) upon the Close of Escrow. Upon such termination, the terms of SECTION 9.3 shall be applicable.

          12.2.3 If the casualty is uninsured, and (i) the Uninsured Estimate to Repair is Three Million Dollars ($3,000,000) or less, or (ii) the Uninsured Estimate to Repair is more than Three Million Dollars ($3,000,000) and neither party has elected to terminate this Agreement in accordance with SECTION 12.2.2, then the Escrow and this Agreement shall remain in full force and effect, the Closing shall occur on or before the Scheduled Closing Date, and Buyer shall be entitled to a reduction in the Purchase Price in an amount equal to the Uninsured Estimate to Repair, less any amount thereof which Buyer has elected under SECTION 12.2.2 to bear. If Buyer shall not have received the Uninsured Casualty Notice at least ten (10) Business Days prior to the Scheduled Closing Date, then if neither party elects to terminate the Escrow and this Agreement, the Scheduled Closing Date shall be extended to twenty (20) business days after delivery of the Uninsured Casualty Notice.

          12.2.4 If and to the extent that the Purchase Price is adjusted pursuant to this SECTION 12.2 as a result of a disclaimer of coverage by Seller's insurers, Buyer shall not be entitled to insurance proceeds due under Seller's policies or to be assigned any claim under or with respect to Seller's policies, and Seller shall retain all rights thereunder or with respect thereto and to proceeds therefrom, it being the intent of this SECTION 12 that there be no double recovery by or double compensation of Buyer for the casualty.

                                  SECTION 13.
                                  CONDEMNATION

          If, prior to the Close of Escrow, either more than ten percent (10%) of the area of the Land or any part of the Building is taken by power of eminent domain and, as a result, the Improvements can no longer be operated in substantially the same manner as they were prior to the taking, or if access to the Land or Improvements is materially reduced or restricted by eminent domain (or is the subject of such a pending taking which has not been consummated), Seller shall notify Buyer of such fact promptly after Seller receives written notice thereof from the condemning governmental authority. In such event, Buyer shall have the option to terminate this Agreement upon written notice to Seller given not later than three (3) Business Days after receipt of Seller's notice. If this Agreement is so terminated, the terms of SECTION 9.3 shall be applicable. If Buyer does not so exercise any option which Buyer may have pursuant to this SECTION 13 to terminate this Agreement, or if Buyer does not have the option to terminate based upon the taking, then neither party shall have the right to terminate this Agreement based upon the taking, but Seller shall assign and turn over, and Buyer shall be entitled to receive and keep, all awards for the taking of any of the Real Property by eminent domain which accrue to Seller, and the parties shall proceed to the Close of Escrow pursuant to the terms hereof, without modification of the terms of this Agreement and without any reduction in the Purchase Price.

                                  SECTION 14.
                                    NOTICES

     14.1 ADDRESSES. Whenever any notice, demand or request is required or permitted hereunder, such notice, demand or request shall be made in writing and shall be personally delivered to the individuals listed below, sent via prepaid courier, telecopier, or deposited in the United States by mail, registered or certified, return receipt requested, postage prepaid, addressed to the addressees (and individuals) set forth below:

                    As to Seller:

                         LBWTC Real Estate Partners, LLC
                         c/o Ensemble Real Estate Services, LLC
                         444 Ocean Avenue, Suite 1108
                         Long Beach, CA 90802
                         ATTN: Kambiz Babaoff

                    with a copy to:

                         Jonathan A. Spound
                         AEW Capital Management, LP
                         601 S. Figueroa Street, Ste. 2150
                         Los Angeles, CA 90017-3405
                         Telecopier: (213) 629-9160

                    with a copy to:

                         Jeffer, Mangels, Butler & Marmaro LLP
                         1900 Avenue of the Stars, 7th Floor
                         Attention:   Scott M. Kalt, Esq.
                                      Jeffrey E. Steiner, Esq.
                         Telecopier No.: (310) 203-0567

               As to Buyer:

                    To Buyer's address and/or facsimile number set forth in the Basic Provisions.

               With a copy to Buyer's Alternate Addressee.

               As to Escrow Holder:

                    Chicago Title Company
                    16969 Von Karman
                    Irvine, CA 92606
                    Attn: Amy Hiraheta
                    Telecopier No.: (949) 476-2889

     14.2 RECEIPT OF NOTICES. Any notice, demand or request that shall be served upon Buyer and its Alternate Addressee in the manner aforesaid shall be deemed sufficiently given to and received by Buyer for all purposes hereunder, and any notice, demand or request that shall be served upon Seller and their Alternate Addressee in the manner aforesaid shall be deemed sufficiently given to and received by us for all purposes hereunder, (i) at the time such notice, demand or request is personally delivered, to such party and its Alternate Addressee, if on or before 5 p.m. Los Angeles time on a business day and if not, then on the next business day following delivery, or (ii) if sent via prepaid courier, telecopier, or by registered or certified mail, at the time of receipt by such party and its Alternate Addressee, whether or not such notice, demand or request then or thereafter is delivered to any other addressee if delivered by 5 p.m. Los Angeles time on a business day and if not, on the next business day after delivery.

     14.3 REFUSAL OF DELIVERY. The inability to deliver any notice, demand or request because the individual to whom it is properly addressed in accordance with this Section 14 refused delivery thereof or no longer can be located at that address shall constitute delivery thereof to such individual.

     14.4 CHANGE OF ADDRESS. Each party shall have the right from time to time to designate by written notice to the other parties hereto such other person or persons and such other place or places as said party may desire written notices to be delivered or sent in accordance herewith.

                                  SECTION 15.
                               GENERAL PROVISIONS

     15.1 APPROVALS. Whenever the approval or consent of either Buyer or Seller is called for under the terms of this Agreement, such approval or consent shall not be unreasonably withheld and shall be given or denied within three (3) Business Days of receipt of a request by Buyer or Seller, as the case may be, for such approval or consent, but in no event later than the Scheduled Closing Date (unless a different period for such approval or consent is expressly provided for in this Agreement). The failure by Buyer or Seller to notify the other party of its denial of approval or consent within the time period set forth above (or such different period for such approval or consent if expressly provided for in this Agreement) shall be deemed to be approval or consent by the party from whom approval or consent is sought.

     15.2 AMENDMENT. Except as provided in SECTION 4.1, no provision of this Agreement or of any documents or instrument entered into, given or made pursuant to this Agreement may be amended, changed, waived, discharged or terminated except by an instrument in writing, signed by the party against whom enforcement of the amendment, change, waiver, discharge or termination is sought.

     15.3 TIME OF ESSENCE. All times provided for in this Agreement for the performance of any act will be strictly construed, time being of the essence.

     15.4 ENTIRE AGREEMENT. This Agreement and other documents delivered at the Close of Escrow set forth the entire agreement and understanding of the parties in respect of the transactions contemplated by this Agreement and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof and thereof. No representation, promise, inducement or statement of intention has been made by Seller or Buyer which is not embodied in this Agreement, or in the attached Exhibits or the written certificates, schedules or instruments of assignment or conveyance delivered pursuant to this Agreement, and neither Buyer nor Seller shall be bound by or liable for any alleged representations, promise, inducement or statement of intention not therein so set forth.

     15.5 NO WAIVER. No failure of any party to exercise any power given such party hereunder or to insist upon strict compliance by the other party with its obligations hereunder shall constitute a waiver of any party's right to demand strict compliance with the terms of this Agreement.

     15.6 COUNTERPARTS. This Agreement, any document or instrument entered into, given or made pursuant to this Agreement or authorized hereby, and any amendment or supplement thereto may be executed in two or more counterparts, and, when so executed, will have the same force and effect as though all signatures appeared on a single document. Any signature page of this Agreement or of such an amendment, supplement, document or instrument may be detached from any counterpart without impairing the legal effect of any signatures thereon, and may be attached to another counterpart identical in form thereto but having attached to it one or more additional signature pages.

     15.7 COSTS AND ATTORNEYS' FEES. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement or any document or instrument entered into, given or made pursuant to this Agreement or authorized hereby or thereby (including, without limitation, the enforcement of any obligation to indemnify, defend or hold harmless provided for herein or therein), or because of an alleged dispute, default, or misrepresentation in connection with any of the provisions of this Agreement or of such document or instrument, or if Escrow Holder commences any action with respect to the Escrow, the successful or prevailing party shall be entitled to recover actual attorneys' fees, charges and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

     15.8 PAYMENTS; INTERESTS. Payment of all amounts required by the terms of this Agreement shall be made in the United States and in immediately available funds of the United States of America which, at the time of payment, is accepted in that country for the payment of all public and private obligations and debts. Unless the parties otherwise agree, payments shall be made through the Escrow Holder. If any payment due under this Agreement is not paid when due, it shall thereafter bear interest at a variable rate equal to the rate announced from time to time by Citibank, N.A. as its prime or reference rate, plus five percent (5%) per annum, but in no event more than the maximum rate, if any, allowed by law to be charged by the party receiving the interest on such type of indebtedness.

     15.9 NO TRANSFERS BY BUYER. Buyer shall not have the right to assign any of its rights or obligations under this Agreement. Buyer may designate another entity which is an Affiliate of Buyer to take title to the Property at the Close of Escrow, provided that Buyer delivers notice thereof to Seller at least five
(5) business days prior to the Scheduled Closing Date. If Buyer designates another entity to take title to the Property, it shall not relieve Buyer of any of its obligations under this Agreement. Any assignment made in violation hereof shall be null and void.

     15.10 PARTIES IN INTEREST. Subject to SECTION 15.9, the rights and obligations of the parties hereto shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, assigns, heirs and the legal representatives of their respective estates. Nothing in this Agreement is intended to confer any right or remedy under this Agreement on any Person other than the parties to this Agreement and their respective successors and permitted assigns, or to relieve or discharge the obligation or liability of any Person to any party to this Agreement or to give any Person any right of subrogation or action over or against any party to this Agreement.

     15.11 APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without giving effect to the conflict-of-law rules and principles of that state. Buyer consents to the exclusive jurisdiction of the state and federal courts located in Los Angeles County, California for the resolution of all disputes arising out of or in connection with this Agreement. In connection therewith, the parties consent to service of all process by mail and/or facsimile transmission and waive any requirements that services be made personally. Buyer irrevocably waives any objection which it may now or hereafter have to venue in Los Angeles County, California of any action arising out of or in connection with this Agreement.

     15.12 RECORDING. Each of Seller and Buyer represents, warrants and covenants that it will not record this Agreement or cause it to be recorded in the public records for the county in which any of the Property is located or in any other jurisdiction.

     15.13 INCORPORATION OF RECITALS AND EXHIBITS. The Recitals and Exhibits attached to this Agreement are incorporated into and made a part of this Agreement.

     15.14 CONSTRUCTION OF AGREEMENT. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the parties thereto. Headings at the beginning of sections of this Agreement are solely for the

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convenience of the parties and are not a part of this Agreement. When required by the context, whenever the singular number is used in this Agreement, the same shall include the plural, and the plural shall include the singular, the masculine gender shall include the feminine and neuter genders, and vice versa. As used in this Agreement, the term "Seller" shall include the respective successors and assigns of Seller, and the Term "Buyer" shall include the successors and permitted assigns of Buyer.

     15.15 SEVERABILITY. If any term or provision of this Agreement is determined to be illegal, unconscionable or unenforceable, all of the other terms, provisions and sections hereof will nevertheless remain effective and be in force to the fullest extent permitted by law.

     15.16 CONFIDENTIALITY; ANNOUNCEMENTS. Until the Close of Escrow, each party will use reasonable efforts to keep confidential the purchase price and other terms of this Agreement, and in connection therewith, will use reasonable efforts to not disclose any such information to any person other than (a) those employed by Seller or Buyer; (b) those who are actively and directly participating in the evaluation of the Property and the negotiation and execution of this Agreement or financing of the purchase of the Property; and
(c) governmental, administrative, regulatory or judicial authorities in the investigation of the compliance of the Property with applicable legal requirements; and (d) third parties as required under applicable law. Seller and Buyer shall consult with each other with regard to all press releases and other announcements issued at or prior to the Close of Escrow concerning the existence of this Agreement or the sale of the Property and, except as may be required by applicable laws or the applicable rules and regulations of any governmental agency or stock exchange, neither Seller nor Buyer shall issue any such press release or other such publicity prior to the Close of Escrow without the prior consent of the other party. Nothing in this SECTION 15.16 shall alter, amend or supersede the obligations of Buyer under SECTION 6.1.3 of this Agreement.

     15.17 SUBMISSION OF AGREEMENT. The submission of this Agreement to Buyer or its broker, agent or attorney for review or signature does not constitute an offer to sell the Property to Buyer or the granting of an option or other rights with respect to the Property to Buyer. No agreement with respect to the purchase and sale of the Property shall exist, and this writing shall have no binding force or effect, until executed and delivered by Buyer and by Seller.

     15.18 FURTHER ASSURANCES. Buyer and Seller agree to execute such instructions to the Escrow Holder and such other instruments and take such further actions either before or after the Close of Escrow as may be reasonably necessary to carry out the provisions of this Agreement.

     15.19 LIMITATIONS ON LIABILITY.

     15.19.1 In addition to any other limitations on Seller's obligations to Buyer and Buyer's rights and remedies contained in SECTION 11.1 or elsewhere in this Agreement, if the Closing occurs, Seller's liability to Buyer for any inaccuracies in Seller's warranties and representations contained in this Agreement and breaches of Seller's obligations under SECTION 8 of this Agreement or any other agreements of Seller contained in this Agreement, whether respecting the condition, operation or leasing of the Property or any other matter, shall be limited as follows:




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
               15.19.1.1 Seller shall not have any liability to Buyer based upon any inaccuracy in Seller's warranties and representations or breach of Seller's obligations resulting in damage to Buyer of less than Two Hundred Fifty Thousand Dollars ($250,000); and

               15.19.1.2 Seller's aggregate liability to Buyer for damages based upon, arising out of or proximately caused by any inaccuracy in Seller's warranties and representations or breach of Seller's obligations shall be limited to Three Million Dollars ($3,000,000).

          15.19.2 This Agreement is being executed and each of the documents to be executed by Seller in connection with the Close of Escrow will be executed by the Ensemble Real Estate Services, LLC ("Ensemble") solely in its capacity as authorized agent for Seller, and not individually, and nothing in this Agreement or any such other document shall create any personal liability of Ensemble nor shall any such personal liability be asserted. If this Agreement is executed or any documents to be executed by Seller in connection with the Close of Escrow are hereafter executed by Ensemble on behalf of Seller, it shall not be in its individual capacity but solely as the authorized agent to Seller, and nothing in this Agreement or any such other document shall create any personal liability to Buyer on the part of Ensemble, its shareholders, officers, directors, partners or employees nor shall any such personal liability be asserted.

     15.20 WAIVER OF RIGHT TO JURY TRIAL. Each party waives the right to trial by jury with respect to any litigation arising out of this Agreement.

     15.21 COOPERATION WITH S-X-3-14 AUDIT.

     If pursuant to Section 15.9, Buyer assigns this Agreement to an Affiliate that is a publicly registered real estate investment trust, the terms of this
Section 15.21 shall be applicable. Seller has been advised that such an assignee is required to make certain filings with the Securities and Exchange Commission that relate to the most recent pre-acquisition fiscal year (the "Audited Year") for the Property. To assist the assignee in preparing the filings, Seller agrees to provide the assignee on or before November 10, 2003, to the extent in Seller's possession or control, and to the extent not previously provided to, or made available to, Buyer and incapable of being prepared by the assignee from information otherwise available to it:

          (a) Access to Property bank statements for the Audited Year;

          (b) A rent roll for the Property as of the end of the Audited Year;

          (c) Operating Statements for the Property for the Audited Year;

          (d) Access to the general ledger for the Property for the Audited
Year;

          (e) Cash receipts schedule for each month in the Audited Year;

          (f) Access to invoices for expenses of the Property and capital improvements of the Property in the Audited Year;

          (g) Copies of all insurance policies for the Property for the Audited Year; and


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
          (h) Copies of accounts receivable aging as of the end of the Audited Year and an explanation for all accounts receivable over 30 days past due as of the end of the Audited Year.

     Seller shall not be required to deliver any of the foregoing information or access to Buyer or its assignee, unless Buyer and its assignee execute and deliver to Seller a release of, and indemnification from, any claims, liabilities, damages, costs and expenses against Seller, its partners, and their respective partners, members, shareholders, directors, officers, managers, employees, agents and contractors arising out of the use of the information provided for securities law compliance or disclosure, which release and indemnification shall be in form and content reasonably satisfactory to Seller. Seller shall not be required to deliver any representation letter or any other certification, warranty or representation regarding the information provided, whether to Buyer, its assignee, any accountant or anyone else. Buyer and the assignee shall be jointly and severally liable for all reasonable costs and expenses incurred by Seller in complying with its obligations under this
Section 15.21, and such costs and expenses shall be payable from time to time on or before ten (10) business days after delivery of demand for payment. Any amount not paid when due shall bear interest from the date due until paid at the rate of twelve percent (12%) per year. This Section 15.21 shall survive the Closing for a period of six (6) months.

     15.22 1031 EXCHANGE. Buyer hereby agrees that Seller may assign this Agreement to any third-party entity or individual, including a nominee to act in place of Seller in accordance with an IRC Section 1031 Exchange, without the Buyer's consent (but upon written notice to Buyer and Escrow Holder) and at no cost or expense to Buyer and with no delay or extension to the Closing. Seller shall make any such assignment, in writing, and upon such assignment of this Agreement to a nominee and that nominee's assumption of Seller's obligations, Seller's nominee shall be substituted for Seller in the Escrow regarding the Property, provided that Seller shall remain liable for the performance of Seller's obligations under this Agreement. Buyer hereby further agrees to accept all required performance under this Agreement from Seller's nominee and to render its performance of all of its obligations under this Agreement to Seller's nominee, if requested, in accordance with this Section 15.22. Buyer will treat performance by Seller's nominee as Seller's performance, and Buyer's performance to Seller's nominee will be treated as performance to Seller. Buyer hereby further agrees to reasonably cooperate with Seller and Escrow Holder, if necessary, at no additional cost to Buyer, to execute such reasonable, additional documents or provide such reasonable, additional information (if any) necessary to assist Seller in consummating the IRC Section 1031 Exchange contemplated under this Section 15.22.

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
     IN WITNESS WHEREOF, Buyer and Seller have caused this Agreement to be executed as of the day and year first above written.


                                       "SELLER":

                                       LBWTC REAL ESTATE PARTNERS, LLC,
                                       a Delaware limited liability company

                                       By:  Ensemble Real Estate Services, LLC,
                                            an Arizona limited liability company
                                            Its: Authorized Agent



                                            By:
                                                  ------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------




                                       "BUYER":

                                       TRIPLE NET PROPERTIES, LLC,
                                       a Virginia limited liability company



                                            By:    /s/ Anthony W. Thompson
                                                  ------------------------------
                                            Name:  Anthony W. Thompson
                                            Title: President




                                            By:
                                                  ------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------
                                                  check to indicate initialing
                                            -----   of SECTION 3.5





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